SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

INSPIRED ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

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INSPIRED ENTERTAINMENT, INC.

250 West 57th Street, Suite 2223

New York, New York 10107

LETTER FROM THE EXECUTIVE CHAIRMAN

Dear Stockholder of Inspired Entertainment, Inc.:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders of Inspired Entertainment, Inc., to be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, on Tuesday, May 14, 2019, at 8:00 A.M., Eastern Time.

Details regarding voting and the business to be considered at the meeting can be found in the accompanying notice of annual meeting and proxy statement.

Your vote is important. Whether or not you are able to attend the meeting, please vote as soon as possible to make sure your shares are represented at the meeting.

Sincerely,

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman

April 17, 2019

INSPIRED ENTERTAINMENT, INC.

250 West 57th Street, Suite 2223

New York, New York 10107

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

Tuesday, May 14, 2019

To the Stockholders of Inspired Entertainment, Inc.:

You are hereby given notice of the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Inspired Entertainment, Inc. (the “Company”), to be held at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, on Tuesday, May 14, 2019, at 8:00 A.M. Eastern Time. At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following proposals:

1.	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To approve the adoption of the Inspired Entertainment, Inc. 2018 Omnibus Incentive Plan;

3.	To ratify the appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2019; and

4.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 25, 2019 as the record date (the “Record Date”) for the determination of Company stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of record as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Your vote is important, regardless of the number of shares you own.  Please read the accompanying proxy statement and vote as promptly as possible to ensure your shares are represented at the Annual Meeting.

By Order of the Board,

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman

April 17, 2019

The accompanying proxy statement and other materials are being mailed beginning on or about April 17, 2019.

1

IMPORTANT INFORMATION

Unless the holders of at least a majority of the outstanding shares entitled to be voted at the Annual Meeting are present, in person or by proxy, we will not have a quorum for the Annual Meeting and no business may be transacted. Therefore, we request that you promptly vote your shares by following the instructions on the enclosed proxy card or voting instruction form. We request you do this even if you plan to attend the Annual Meeting in person, in order to ensure that your shares will be represented if you are unable to attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 14, 2019:

The Proxy Statement and 2018 Annual Report on Form 10-K are available through the Investors link on our website at www.inseinc.com.

INSPIRED ENTERTAINMENT, INC.

2019 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (“Board”) of Inspired Entertainment, Inc. (the “Company,” “we” or “us”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Tuesday, May 14, 2019 at 8:00 A.M. Eastern Time, at the offices of Ellenoff Grossman & Schole LLP, located at 1345 Avenue of the Americas, New York, New York 10105, and at any adjournment or postponement thereof. This proxy statement gives you information on the proposals to be presented at the Annual Meeting so that you can make an informed decision.

What is included in these materials?

These materials include:

●	this proxy statement;

●	the Company’s Annual Report on Form 10-K for the year ended September 30, 2018, as filed with the Securities and Exchange Commission (the “SEC”); and

●	a proxy card (if you are a stockholder of record) or a voting instruction form (if you are a beneficial owner of shares held in street name).

What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are as follows:

1.	To elect seven directors to serve on the Company’s Board until the 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	To approve the adoption of the Inspired Entertainment, Inc. 2018 Omnibus Incentive Plan;
3.	To ratify the appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2019; and

4.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who can vote at the Annual Meeting?

Holders of record of our common stock, par value $0.0001 per share (“Common Stock”), at the close of business on March 25, 2019 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 22,818,071 shares of Common Stock issued and outstanding.

How does the Board of Directors recommend that I vote?

Our Board unanimously recommends a vote “FOR” the election of the director nominees named in this proxy statement, “FOR” the adoption of the Company’s 2018 Omnibus Incentive Plan and “FOR” the ratification of the appointment of the Company’s independent auditor.

How many votes am I entitled to per share?

Each share of Common Stock entitles the holder thereof to one vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials (including a proxy card) were sent directly to you by the transfer agent.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, custodian or other nominee holder, then you are the beneficial owner of shares held in “street name,” and the proxy materials (including voting instructions) were sent to you by or on behalf of that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization as to how to vote your shares.

How do I vote?

Stockholder of Record. If you are a stockholder of record, you may vote over Internet, by mail or in person at the Annual Meeting. If you submit your vote by proxy, the individuals whose names are listed on the proxy card accompanying this proxy statement will act as your proxies and vote your shares as you direct. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name (e.g., in a brokerage account), please refer to the voting instruction form provided by your brokerage firm or bank for instructions on the voting methods they offer which typically include Internet and telephone voting options. If you would like to vote in person at the Annual Meeting instead of by proxy, you will need to obtain a “legal proxy” from your broker, bank or nominee.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same address may receive a single set of proxy materials unless we are provided with contrary instructions. This procedure reduces the volume of duplicate information distributed to any one household and helps reduce our printing costs, mailing costs, and other expenses. Under householding, stockholders continue to receive separate proxy cards but only one proxy statement and Annual Report. If you are a stockholder of record and would like another set of proxy materials or if you would like to request a change in your delivery preferences, please contact us as follows:

Inspired Entertainment, Inc.

250 West 57th Street, Suite 2223

New York, New York 10107

Attention: Company Secretary

+1 (646) 565-3861

Stockholders who are beneficial owners of shares held in street name should contact their brokerage firm, bank, custodian or other nominee holder to request information about householding or request additional copies of the proxy materials.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote on each proposal at the Annual Meeting by submitting a new proxy with a later date. Stockholders of record may also revoke their proxy by attending the Annual Meeting and voting in person or by sending written notice of revocation to the Company Secretary at 250 West 57th Street, Suite 2223, New York, New York 10107. If you are a beneficial owner of shares held in street name, your broker, bank or other nominee can provide you with instructions on how to change your vote.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of at least a majority of the outstanding shares of Common Stock entitled to be voted at the meeting must be present, in person or by proxy. “Broker non-votes” (described below) and “withhold” or “abstain” responses are included when determining the presence of a quorum.

What are Broker Non-Votes?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a proposal because the broker has not received voting instructions from the owner and does not have discretionary voting authority on the matter. These matters are often referred to as “non-routine” matters. All the proposals except for the proposal concerning the ratification of the Company’s independent auditor are “non-routine” matters.

What are my voting choices?

In regard to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. In regard to the other proposals, you may vote “for,” “against,” or “abstain” on each proposal.

How many votes are required to approve each of the proposals?

In regard to the election of directors, assuming there is a quorum, directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Broker non-votes and “withhold” votes will have no effect on the election results.

Approval of the proposal to adopt the Company’s 2018 Omnibus Incentive Plan requires the affirmative vote of the majority of the votes cast in person or by proxy at the Annual Meeting, which means the number of shares voted “for” the proposal must exceed the number voted “against” the proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result.

Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of the majority of the votes cast in person or by proxy at the Annual Meeting. Your broker may vote your shares for this proposal if you do not provide voting instructions. Abstentions will have no effect on the result.

What happens if I sign, date and return my proxy card or voting instruction form, but do not indicate how to vote on the particular proposals?

If you duly sign, date and return the enclosed proxy card or voting instruction form but do not indicate how you wish to vote on the particular proposals, your proxy will follow the Board’s recommendations and vote in favor of the proposals.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspector of election. We will announce preliminary or final voting results at the Annual Meeting and we will publish final results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. We expect to request nominee organizations to assist in the distribution of our proxy materials to their beneficial owner customers and may reimburse such organizations for certain of their reasonable out-of-pocket expenses related thereto. These solicitation efforts may be supplemented by telephone, electronic and personal solicitations by officers, directors and employees of the Company, but no additional compensation will be paid to such individuals in connection with such activities.

Who can help answer my additional questions?

You can contact our Company Secretary with any additional questions you have, including questions about how to execute your vote, by calling +1 (646) 565-3861 or by sending a letter to our Company Secretary at the offices of the Company at 250 West 57th Street, Suite 2223, New York, New York 10107.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age *	Position
A. Lorne Weil	73	Executive Chairman of the Board of Directors
Michael R. Chambrello M. Alexander Hoye	61 49	Director Director
M. Alexander Hoye	49	Director
Ira H. Raphaelson	65	Director
Desirée G. Rogers	59	Director
Steven M. Saferin	70	Director
John M. Vandemore	45	Director
Brooks H. Pierce	57	President and Chief Operating Officer
Daniel B. Silvers	42	Executive Vice President and Chief Strategy Officer
Stewart F.B. Baker	35	Executive Vice President and Chief Financial Officer
Steven R. Rogers	43	Chief Commercial Officer, Digital Games
Lee Gregory	51	Chief Commercial Officer, Server Based Gaming

*As of April 1, 2019

A. Lorne Weil has served as our Executive Chairman since the consummation of the business combination that created the current Inspired Entertainment, Inc. in December 2016 (the “Business Combination”). Mr. Weil was the co-sponsor and founder of Inspired’s predecessor, Hydra Industries Acquisition Corp, and served as its Chairman and Chief Executive Officer since its formation in 2014. Mr. Weil has been a principal of Hydra Management, an investment vehicle he formed, since September 2014. Mr. Weil was Chairman of the Board of Scientific Games Corporation (and its predecessor Autotote Corporation) from October 1991 to November 2013. Scientific Games Corporation is a supplier of technology-based products, systems and services to gaming markets worldwide. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation from 1992 to 2008 and from November 2010 to November 2013 and as the President from August 1997 to June 2005. Under Mr. Weil’s stewardship, the company made a number of significant acquisitions and joint ventures, including the privatization of the off-track betting operations of the State of Connecticut, and the acquisitions of Scientific Games Holdings Corp., IGT Online Entertainment Systems, Global Draw and WMS Industries, and the privatization of the Illinois, New Jersey and Italian lotteries. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc., a firm he founded which provided strategic planning and corporate development services to technology-based industries, a role he maintained from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University, where he served for more than 10 years on the Board of Overseers. In 2012, Mr. Weil was the sponsor and Chairman of the Board of Andina Acquisition Corp., a NASDAQ-listed blank check company and is currently the Chairman of its successor entity, Tecnoglass Inc. Mr. Weil has been Executive Chairman of Leisure Acquisition Corp., a blank check company, since September 2017. We believe Mr. Weil is well qualified to serve as a member of our Board due to his extensive business and leadership experience particularly in the gaming industry.

Michael R. Chambrello has been a director since January 2019. Mr. Chambrello is principal of Wickford Strategic Investment, LLC. Mr. Chambrello served as the Chief Executive Officer of North America Lottery for International Game Technology PLC from March 2015 until December 2017, where he was responsible for the development and delivery of all lottery technology solutions globally, the strategic development and management of the lottery business in the U.S. and Canada and the global instant ticket printing business. From July 2005 to December 2013, Mr. Chambrello served in various roles at Scientific Games Corporation, including Chief Operating Officer, President and Chief Executive Officer, and most recently as the Chief Executive Officer–Asia-Pacific Region. He served as President and CEO of Environmental Systems Products Holdings from November 2000 to June 2005 and as CEO of Transmedia Asia Pacific, Inc. and Transmedia Europe Inc. from 1998 to 1999. He served in various roles at GTECH Holdings Corporation and its subsidiaries, most recently as President of GTECH Corporation and Executive Vice President of GTECH Holdings Corporation, from 1981 to 1998. Mr. Chambrello has served on the board of directors of various public and private companies, most recently as chairman of the board of directors of Meridian Lightweight Technologies. He has also served on the board of numerous not-for-profit organizations, and currently sits on the executive committees of the Petit Family Foundation and the Southern Connecticut State University Foundation. Mr. Chambrello earned a Bachelor of Science degree in Economics from Southern Connecticut State University. We believe Mr. Chambrello is well qualified to serve as a member of our Board due to his extensive business experience including vast operational experience with public companies in the gaming industry.

M. Alexander Hoye has been a director since May 2017. Mr. Hoye is the Chief Executive Officer of The Faction Collective S.A., a venture-backed retail brand platform that he co-founded in 2006. He is Chairman and co-founder of the London-based Runway East which provides co-working locations and other services for businesses. He was Chief Executive Officer of the digital marketing firm Latitude Group from August 2008 to November 2012. In 1999, he co-founded GoIndustry plc, a global industrial asset resale marketplace, where he was CFO when it was taken public in 2006. He is an angel investor in numerous technology and retail-based projects. He was employed by McKinsey & Co. from 1996 to 1999 as a management consultant with a focus on financial institutions, corporate restructuring, ecommerce, M&A and new market entry and before that worked in the Studios strategic planning division of Walt Disney Company. He has an undergraduate degree from Stanford University and an M.B.A. from Harvard Business School. We believe Mr. Hoye is well qualified to serve as a member of our Board due to his extensive business experience, including his experience with public companies.

Ira H. Raphaelson has been a director since the Business Combination in December 2016. Mr. Raphaelson is Senior Counsel at the law firm of White & Case LLP, in Washington, D.C and Chicago, Illinois. Mr. Raphaelson has also been an adjunct professor of law at Northwestern University’s Pritzker School of Law since September 2017. Mr. Raphaelson served as Executive Vice President and Global General Counsel of Las Vegas Sands Corp. from November 2011 and as the company’s Secretary from January 2015 until August 2016. Mr. Raphaelson served as vice president and general counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in and helped manage the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as a Presidentially appointed Special Counsel for Financial Institutions Crime within the Department of Justice. Mr. Raphaelson earned an undergraduate degree and a law degree from Northwestern University. We believe Mr. Raphaelson is well-qualified to serve as a member of our Board due to his extensive legal and business experience, including his experience with public companies and advising with respect to legal compliance.

Desirée G. Rogers has been a director since August 2018. Ms. Rogers was the Chief Executive Officer of Johnson Publishing Company, LLC, a lifestyle company inspired by the African American experience, from August 2010 until May 2017. Since May 2013, Ms. Rogers has served as the Chair of the Chicago tourism bureau, Choose Chicago. Ms. Rogers was the White House Social Secretary for President Obama from January 2009 to April 2010. She served as President of Social Networking for Allstate Financial, a business unit of the Allstate Corporation, from July 2008 to December 2008; as President of Peoples Gas and North Shore Gas, two utility companies owned by Peoples Energy Corporation (a public company acquired by Integrys Energy Group), from 2004 to July 2008; as Senior Vice President and Chief Marketing Officer and Vice President of Peoples Energy Corporation from 1997 to 2004; and as a Director of the Illinois Lottery from 1991 to 1997. In addition, Ms. Rogers served on the Board of Trustees of Equity Residential, a public real estate investment trust, from October 2003 to January 2009. She has also served on the board of Blue Cross Blue Shield and Pinnacle Entertainment, Inc. (until its merger with Penn National Gaming, Inc. in October 2018), and as the Vice Chairman of the Lincoln Park Zoo and the Museum of Science and Industry. She currently serves on the boards of DonorsChoose, Northwestern Memorial Foundation, the Economic Club, the Commercial Club and World Business Chicago, and on the board of MDC Partners Inc. She has an undergraduate degree from Wellesley College and an M.B.A. from Harvard Business School. We believe Ms. Rogers is well qualified to serve as a member of our Board due to her extensive experience as a senior executive in the public and private sectors.

Steven M. Saferin has been a director since August 2018. Mr. Saferin founded Media Drop-In Productions (later named MDI Entertainment), a licensed lottery games and promotions business in 1986, where he served as President and Chief Executive Officer until 2003, when he sold the company to Scientific Games Corporation. Following the sale, Mr. Saferin continued to lead MDI as a division president and also assumed the position of Chief Creative Officer for Scientific Games in 2009 until his retirement in 2016. Prior to founding MDI, Mr. Saferin was the Director of Program Acquisitions at ESPN from 1982 to 1986 and served as a vice president with both Viacom Communications and Warner Amex Cable from 1978 to 1982. Mr. Saferin was an attorney for the Federal Communications Commission and for Viacom International Inc. between 1974 and 1978. Mr. Saferin serves on the Dean’s advisory committees for the School of Communication at American University and for the Odum School of Ecology at the University of Georgia. He has a journalism degree from American University and was a sportswriter at the Washington Post. He holds a law degree from the University of Maryland. He has been recognized by the Lottery Hall of Fame for innovations in lottery advertising and the invention and implementation of licensed games in the lottery industry. We believe Mr. Saferin is well qualified to serve as a member of our Board due to his extensive experience in business, brand marketing and as a lottery products innovator.

John M. Vandemore has been a director since the Business Combination in December 2016. Mr. Vandemore has served as Chief Financial Officer of Skechers, a globally branded casual footwear design and marketing company, since November 2017. Previously, he served as Executive Vice President, Divisional Chief Financial Officer of Mattel, from September 2015 until October 2017. Prior to that, he served as Chief Financial Officer and Treasurer of International Game Technology from 2012 until 2015. Prior to that, from 2007 to 2012, Mr. Vandemore served as Vice President and Chief Financial Officer of Walt Disney Imagineering, a division of The Walt Disney Company, a global entertainment company. From 2005 to 2007, Mr. Vandemore served as Vice President and Director, Operations Planning & Analysis of The Walt Disney Company. Prior to 2005, Mr. Vandemore held various positions at AlixPartners, Goldman Sachs, and PricewaterhouseCoopers. Mr. Vandemore earned a Bachelor of Business Administration degree with a major in Accountancy from the University of Notre Dame and a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe Mr. Vandemore is well qualified to serve as a member of our Board due to his extensive financial, accounting and business experience, including his experience as a chief financial officer.

Brooks H. Pierce has been our President and Chief Operating Officer since May 2018 and is a member of our Office of the Executive Chairman. Mr. Pierce joined the Company as Senior Vice President, North America, in April 2018 and previously held the position of Chief Executive Officer of BHP Consulting Group, LLC, a sales, marketing and leadership consulting firm that provided consulting services to the Company from May 2017 through March 2018. From 2015 to 2017, Mr. Pierce was Managing Director of the Americas for Aristocrat Technologies, Inc. He was Chief Revenue Officer for the gaming division of Scientific Games Corporation from 2012 to 2015 and held various other roles within Scientific Games from 1991 to 2010, including Senior Vice President of Marketing and President of Scientific Games Racing. From 2010 to 2012, Mr. Pierce was the President and Chief Business Development Officer of Sportech PLC, a UK-based gaming equipment and systems supplier. He is currently a Member of the Advisory Board of Leading Edge Ventures, a Wilmington, Delaware-based venture capital fund, as well as an Advisory Board Member of the Horn Entrepreneurial Program at the University of Delaware. He received his BA from the University of Delaware and is a graduate of the Columbia Business School Senior Executive Program.

Daniel B. Silvers has been our Executive Vice President and Chief Strategy Officer since the Business Combination in December 2016 and is a member of our Office of the Executive Chairman. Mr. Silvers is also the managing member of Matthews Lane Capital Partners LLC, an investment firm he founded in June 2015. He has served as Chief Executive Officer and a director of Leisure Acquisition Corp., a blank check company, since September 2017. Mr. Silvers serves as a director of Avid Technology, Inc. Mr. Silvers previously served on the boards of directors of International Game Technology, Universal Health Services, Inc., Forestar Group Inc., bwin.party digital entertainment plc, Pico Holdings, Inc., Ashford Hospitality Prime, Inc. and India Hospitality Corp., as well as serving as President of Western Liberty Bancorp, an acquisition-oriented company which bought and recapitalized Service1st Bank of Nevada, a community bank in Las Vegas, Nevada. In 2015, Mr. Silvers was featured in the National Association of Corporate Directors’ “A New Generation of Board Leadership: Directors Under Age 40” list of emerging corporate directors. Prior to founding Matthews Lane in 2015, Mr. Silvers was the President of SpringOwl Asset Management LLC, having joined a predecessor entity in 2009. Previously, Mr. Silvers was a Vice President at Fortress Investment Group, a leading global alternative asset manager, where he worked from 2005 to 2009. Prior to joining Fortress, he was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns and Co. Inc., where he worked from 1999 to 2005. Mr. Silvers holds a B.S. in Economics and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania.

Stewart F.B. Baker has been our Chief Financial Officer since January 2017 and is a member of our Office of the Executive Chairman. Mr. Baker previously served as Director of Finance for Inspired Gaming Group from October 2015 to January 2017 and as Group Financial Controller from September 2014 to October 2015. From 2009 to 2014, Mr. Baker was employed by Experian plc, a leading global information services company, serving in various positions, including Divisional Financial Controller. Mr. Baker previously worked as a Chartered Accountant at Deloitte LLP. Mr. Baker holds a BSc in Economics from the University of Sheffield (UK), where he was awarded the Knoop Prize.

Steven R. Rogers joined Inspired Gaming Group in 2006 and has served as Chief Commercial Officer, Digital Games, since 2009. Mr. Rogers is responsible for divisional P&L and product strategy of our Virtual Sports product area. Mr. Rogers previously served as the Chief Operating Officer of Red Vision, a computer-generated imaging company based in Manchester, UK which specialized in animation for the television and film industries and was acquired by Inspired in 2006. Mr. Rogers is a Chartered Management Accountant who completed his accountancy qualifications while being employed as Management Accountant and Finance Director from 1998-2002 at Red Vision.

Lee Gregory joined Inspired Gaming Group in 1984 and has served as Chief Commercial Officer, Server Based Gaming, since 2015, with responsibility for the global SBG market. From 2012 to 2015, Mr. Gregory served as Inspired Gaming Group’s Senior Vice President with responsibility for the Company’s home market in the United Kingdom, which is its largest market. Mr. Gregory has more than thirty years of gaming market experience, including in product and game development with responsibility for all types of development programs. Mr. Gregory created and implemented a diversified portfolio of UK gaming brands. Mr. Gregory holds a Master’s Degree in Business Administration.

Board of Directors

The Board is comprised of seven directors each of whom is a nominee for election at the Annual Meeting. During the fiscal year ended September 30, 2018, the Board met twelve times and all directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served. We do not have a policy regarding director attendance at annual meetings, but encourage directors to attend if possible. Three of our current directors attended our 2018 annual meeting of stockholders and three of our current directors were appointed subsequent to the date of such meeting. Since our 2018 annual meeting of stockholders, the Board has taken steps toward increasing the diversity of its members and continuing to add gaming industry leaders to the Board.

Director Independence

NASDAQ listing standards require that a majority of our board of directors be independent. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of our non-employee directors (Ms. Rogers and Messrs. Chambrello, Hoye, Raphaelson, Saferin and Vandemore) is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

Lead Independent Director. Mr. Raphaelson serves as the Board’s Lead Independent Director.

Committees of the Board. The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, and a Nominating, Governance and Compliance Committee. Each of the committees reports to the board of directors as they deem appropriate and as the board may request.

Audit Committee

Messrs. Vandemore, Hoye and Raphaelson currently serve as members of our Audit Committee. Mr. Vandemore serves as chairman of the Audit Committee. Under NASDAQ listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. Messrs. Vandemore, Hoye and Raphaelson are each independent under applicable NASDAQ and SEC rules.

Each member of the Audit Committee is financially literate, and our board of directors has determined that Mr. Vandemore qualifies as an “Audit Committee financial expert” as defined in applicable SEC rules.

We have adopted an Audit Committee charter, available on our website, which details the principal functions of the Audit Committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to our entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee held ten meetings during fiscal 2018.

Compensation Committee

The current members of our Compensation Committee are Messrs. Saferin, Chambrello, Hoye, Raphaelson and Vandemore. Mr. Saferin is the chairman of the Compensation Committee. All members are independent under applicable NASDAQ and SEC rules. We have adopted a Compensation Committee charter, available on our website, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving the compensation of the Company’s executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our equity-based remuneration plans;

●	assisting management in complying with our SEC filings and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

The Compensation Committee held seven meetings during fiscal 2018.

Nominating, Governance and Compliance Committee

The current members of our Nominating, Governance and Compliance Committee are Ms. Rogers and Messrs. Raphaelson and Saferin. Mr. Raphaelson is the chairman of the Nominating, Governance and Compliance Committee. All members are independent under applicable NASDAQ and SEC rules. We have adopted a Nominating, Governance and Compliance Committee charter, available on our website, which details the principal functions of the Nominating, Governance and Compliance Committee, including:

●	reviewing and making recommendations to the Board annually with respect to the composition, size and needs of the Board;

●	developing a pool of potential director candidates in the event of a vacancy on the Board;

●	reviewing stockholder nominations for candidates to the Board, if any, and any stockholder proposals affecting corporate governance, and making recommendations to the Board accordingly;

●	reviewing the size, structure and composition of each committee of the Board and presenting recommendations to the Board for committee membership annually and to fill vacancies as needed;

●	evaluating and recommending termination of membership of individual directors in accordance with the Company’s bylaws, for cause or for other appropriate reasons;

●	in conjunction with the President and Chief Executive Officer, reviewing planning for the succession to the position of Chairman of the Board and President and Chief Executive Officer and other senior management positions;

●	periodically reviewing overall corporate governance principles, procedures and practices of the Company and making recommendations to the Board as appropriate;

●	evaluating and monitoring the Company’s policies and procedures for the use of third party contractors and customer acquisition; and

●	monitoring compliance by the Company with its policies, including but not limited to the Company’s Whistle Blowing Policy, Insider Trading Policy, Code of Ethics, Anti-Corruption and Bribery Policy, and guidelines regarding conflicts of interest.

The Nominating, Governance and Compliance held six meetings during fiscal 2018.

Consideration of Director Candidates

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating, Governance and Compliance Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, as well as gender and background diversity, and, for incumbent directors, his or her past performance. While neither the Board nor the Nominating, Governance and Compliance Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, it is our goal to have a balanced Board, with members whose skills, background and experience are complementary and, together, cover a variety of areas that affect our business.

Procedures for Consideration

The Nominating, Governance and Compliance Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available. A member of the Nominating, Governance and Compliance Committee will contact for further review those candidates who the committee believes are qualified, may fulfill a specific Board need and would otherwise make a strong contribution to the Board. If, after discussions with the candidate and other reviews and consideration as may be necessary or appropriate, the Nominating, Governance and Compliance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board, which ultimately determines each slate of director nominees to be proposed to stockholders and ultimately determines when and how to fill vacant Board seats between stockholder elections.

Candidates Recommended by Stockholders

The policy of our Nominating, Governance and Compliance Committee is to consider recommendations for candidates for director nominees that are properly submitted by stockholders. Any stockholder recommendations for consideration by the Nominating, Governance and Compliance Committee should include the candidate’s name; biographical information; business and residence addresses; resume; information regarding any relationships between the candidate and the Company within the last three years; a description of all arrangements between the candidate and the recommending stockholder and any other person by which the candidate is being recommended; a written indication of the candidate’s willingness to serve on the Board; any other information required to be provided under the section of this document entitled “Other Matters – Stockholder Proposals”, the Company’s bylaws and applicable securities laws and regulations; and a written indication of willingness to provide such other information as the Nominating, Governance and Compliance Committee may reasonably request. The Nominating, Governance and Compliance Committee suggests that any stockholder recommendations address, among other matters, how the candidate would qualify for service as a director based on the following criteria in particular: independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy and risk management skills. There are no differences in the manner in which the Nominating, Governance and Compliance Committee evaluates candidates for director recommended by a stockholder, and other director candidates. The committee identifies candidates for future Board openings on an ongoing basis in the ordinary course of its business, and any candidates recommended by stockholders would be considered in addition to other candidates known to the committee.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board or with a specific director at any time by writing to Inspired Entertainment, Inc., 250 West 57th Street, Suite 2223, New York, New York 10107, Attention: Company Secretary, or calling +1 (646) 565-3861. We review all messages received and forward messages that reasonably appear to be communications from a stockholder intended to be made to one or more directors about a matter of stockholder interest. Such messages are forwarded as soon as practicable, to the particular director to whom they are addressed or, if not so addressed, to the Chairman of the Nominating, Governance and Compliance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to directors.

Audit Committee Report*

The Audit Committee meets regularly with the Company’s management and its independent registered public accounting firm to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly with the Company’s independent registered public accounting firm alone to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm and periodically reviews their performance and independence.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended September 30, 2018 with management, and discussed with the Company’s independent registered public accounting firm the matters required to be discussed. Additionally, the Audit Committee reviewed the written disclosures and letter from our independent registered public accounting firm required by the rules of the Public Company Accounting Oversight Board (the “PCAOB”), and discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended September 30, 2018 be included in the Company’s Annual Report on Form 10-K for such year, for filing with the SEC.

Respectfully submitted,

Audit Committee of the Board of Directors

/s/ John M. Vandemore, Chairman

/s/ M. Alexander Hoye

/s/ Ira H. Raphaelson

* The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. Copies of our Code of Ethics and our Audit Committee, Compensation Committee and Nominating, Governance and Compliance Committee charters are available on our website at www.inseinc.com. Amendments to, or waivers for any of our principal executive officers from the requirements of, our Code of Ethics, if any, will be disclosed on our website at www.inseinc.com or in current reports on Form 8-K filed with the SEC.

Involvement in Certain Legal Proceedings

Mr. Hoye served as Chief Executive Officer of the digital marketing firm Latitude Group in the U.K., which entered a “pre-packaged” insolvency process on January 10, 2010. The administrator effected a sale of the company’s business in a management buyout and Mr. Hoye remained as Chief Executive Officer through October 2012, with the business having gone from showing losses to generating a profit.

Except as set forth above, in the past ten years, no director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s directors and executive officers, and the beneficial owners of more than 10% of our common stock, publicly file reports of their ownership of our securities with the SEC. Our directors, executive officers and such beneficial owners are required to furnish the Company with copies of all such reports that they file. Based upon a review of these filings, the Company is not aware of any failure to file such reports on a timely basis during the Company’s fiscal year 2018, except that Mr. Baker filed a Form 4 with respect to a stock grant that was two days late.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as defined in the JOBS Act and a “smaller reporting company.” As such, we are subject to reduced disclosure requirements regarding executive compensation.

Executive Compensation Oversight and Objectives

Our executive compensation program is overseen by the Compensation Committee of our board of directors. The Compensation Committee has developed the following goals for our executive compensation program:

●	To attract and retain key executive talent by providing competitive compensation;

●	To reward executive officers based upon the achievement of Company performance goals and individual performance goals; and

●	To align the interests of executive officers with those of our stockholders.

In May 2018, in conjunction with the departure of Luke Alvarez, the Company’s former Chief Executive Officer, we formed the Office of the Executive Chairman, which consists of Executive Chairman A. Lorne Weil; President and Chief Operating Officer Brooks H. Pierce; Executive Vice President and Chief Strategy Officer Daniel B. Silvers; and Executive Vice President and Chief Financial Officer Stewart F.B. Baker. The Office of the Executive Chairman executes the day-to-day management of the Company.

Compensation Consultant

The Compensation Committee has retained AETHOS Consulting Group as its independent compensation consultant since fiscal 2017. The independent compensation consultant generally advises the Committee on peer group selection and the design of the executive compensation program. During fiscal 2018, AETHOS provided peer group analyses in connection with the Committee’s assessments of compensation levels for executive officers and the development of terms for employment arrangements, and provided a market study and recommendations regarding long-term incentive practices.

Named Executive Officers

The named executive officers for fiscal 2018 were as follows:

Named Executive Officer	Position
A. Lorne Weil	Executive Chairman
Daniel B. Silvers	Executive Vice President and Chief Strategy Officer
Stewart F.B. Baker	Executive Vice President and Chief Financial Officer
Luke Alvarez	Former Chief Executive Officer

Executive Compensation Elements

The principal elements of the compensation program for our named executive officers consist of:

●	base salary;

●	short-term cash bonus awards;

●	long-term equity awards;

●	personal benefits; and

●	termination and change in control provisions.

Base Salary

Base salary levels are reviewed by the Compensation Committee on an annual basis and as circumstances warrant. In determining base salary levels, the Committee considers market competitive information, internal pay equity, individual responsibilities and performance assessments.

Short-Term Cash Bonus Awards

As part of a short-term incentive plan adopted by the Committee, the named executive officers were eligible to receive performance-based cash bonuses for fiscal 2018 based on a formula that involved Company financial performance metrics and the executive’s individual performance and contributions. The target bonus amounts for the named executive officers ranged from 75.0% to 100% of their base salaries and 100% to 200% for their maximum bonus amounts. Cash bonuses based on achievement pursuant to such plan of 24.14% of their eligibility were paid to Messrs. Weil, Silvers and Baker. The Committee made these and other awards under such plan after assessment that Company performance (as measured by adjusted EBITDA and a cash flow metric, with allowable adjustments for one-time events under the criteria laid out in such plan) was achieved at the 24.14% level. With regard to the assessment of achieving personal objectives for the named executive officers, the Committee determined that some personal objectives were either not achievable or rendered infeasible due to the negative impact of the recent determination of the UK Government’s Department for Digital, Culture, Media and Sport arising out of the triennial review, together with certain other factors.

Long-Term Equity Awards

Following our 2018 annual meeting of stockholders, the Committee undertook an evaluation of long-term equity grant strategies with the assistance of its independent compensation consultant and after seeking input from management. Following the Committee’s evaluation, the Committee recommended that the Company adopt the 2018 Omnibus Incentive Plan (the “2018 Plan”), subject to the approval of the Company’s stockholders, which is being sought at the Annual Meeting. The 2018 Plan would allow the Company to implement, over an approximately three-year utilization period, an annual award opportunity for executive officers and other eligible participants that offers a mix of service-based and performance-based awards with the goal of motivating and rewarding long-term service, achieving Company objectives and increasing the alignment of management’s interests with the interests of stockholders. For additional information regarding the 2018 Plan and awards granted thereunder, see “Proposal Number Two—Adoption of the Inspired Entertainment, Inc. 2018 Omnibus Incentive Plan.”

In addition, in September 2018, the Committee approved a one-time award of 50,000 RSUs to Mr. Baker under the Company’s Second Long-Term Incentive Plan (previously approved by stockholders) in recognition of his performance, increased responsibilities as a member of the Office of the Executive Chairman and due to internal equity considerations. The RSUs will vest in May 2020, provided that Mr. Baker has continued to provide services to the Company. The RSUs would vest on an accelerated basis in the event of a transformational M&A transaction, a change in control or death, disability or termination without cause.

Personal Benefits

The personal benefits arrangements with the named executive officers were principally inherited from one or the other of the two businesses that merged in the Business Combination. The named executive officers who are U.S.-based (Messrs. Weil and Silvers) receive U.S. market-related benefits including health insurance and, commencing in 2019, a 401(k) plan that offers matching contributions of up to 4% of compensation (subject to IRS annual maximums). The named executive officers who are U.K.-based (Mr. Baker) receive U.K. market-related benefits including executive-tiered health insurance, life insurance, a car allowance and a defined contribution pension scheme carrying a 15% employer contribution. In addition, Messrs. Weil and Silvers have employment contract provisions that provide for their eligibility to receive benefits on terms no less favorable than those offered to other executives of the Company. In order to address certain discrepancies in benefits between those available to non-U.S. executives compared to the U.S., the Company entered into a supplemental letter agreement to Mr. Silvers’ employment agreement in December 2017 which provided for certain adjustments to his compensation (i.e., a one-time payment of $65,921 with respect to fiscal 2017 and a $35,000 increase to his base salary commencing in fiscal 2018) in lieu of eligibility for the car allowance and pension scheme benefits offered in the U.K.

Employment Agreements, including Termination and Change in Control Provisions

The employment service agreements entered into with our named executive officers establish the overall framework for each such officer’s compensation, including base salary and target and maximum bonus amounts. Below are summaries of these agreements.

Employment Agreement with A. Lorne Weil, Executive Chairman

On January 16, 2017, the Company entered into an employment agreement with Mr. Weil, our Executive Chairman, which provided Mr. Weil with an annual base salary rate of $700,000, a target annual bonus opportunity of not less than 100% of his base salary, and a maximum annual bonus of 200% of his base salary, subject to performance goals determined by the Compensation Committee. In May 2018, in conjunction with the departure of the Company’s former Chief Executive Officer, the Board established the Office of the Executive Chairman, led by Mr. Weil who became the Company’s principal executive officer. Mr. Weil’s base salary rate was increased by $50,000 to $750,000 effective October 1, 2018, in recognition of Mr. Weil’s expanded role in the day-to-day management of the Company.

Mr. Weil is entitled to reimbursement for private medical insurance which he received until he enrolled in the Company’s group plan in November 2017. Mr. Weil’s agreement provides that he is to receive compensation and benefits on terms no less favorable than those offered to any other executive of the Company. Mr. Weil’s employment agreement does not have a set term, and his employment with the Company is non-exclusive. The agreement may be terminated without cause on three months’ written notice by either party. Upon termination without cause by the Company or for good reason by Mr. Weil (as such terms are defined in the agreement), Mr. Weil would be entitled to receive (i) a pro-rated maximum annual bonus for the year in which the termination occurred, (ii) his salary for the eighteen-month period following the termination date (or thirty (30) months if termination occurs within two years of a change in control, as defined), (iii) one and one-half times his target annual bonus (or two and one-half times if termination occurs within two years of a change in control) and (iv) acceleration of 100% vesting of all incentive and equity compensation to which he is entitled at the termination date (although in the case of an award under the Company’s 2016 Long-Term Incentive Plan, such award shall remain subject to the time, performance or other conditions to vesting applicable to the award).

Under the employment agreement, Mr. Weil will remain subject to certain covenants, including, among other things, a covenant not to enter into a directly competing business or solicit employees of the Company for a period of twelve months after termination of his employment, as well as a covenant not to disclose certain confidential information of the Company.

Employment Agreement with Daniel B. Silvers, Executive Vice President and Chief Strategy Officer

On December 14, 2016, Mr. Silvers entered into an employment agreement to join the Company as Chief Strategy Officer effective upon the closing of the Business Combination. The agreement provided for Mr. Silvers to receive an annual base salary rate of $350,000, a target annual bonus of not less than 100% of his base salary and a maximum annual bonus of 200% of his base salary, subject to performance goals determined by the Compensation Committee. Mr. Silvers is entitled to reimbursement for private medical insurance. Mr. Silvers’ agreement provides that he is to receive compensation and benefits on terms no less favorable than those offered to any other executive of the Company except the Chief Executive Officer and the Executive Chairman. In December 2017, we entered into a supplemental letter agreement with Mr. Silvers that: (i) memorialized Mr. Silvers’ title as Executive Vice President and Chief Strategy Officer; (ii) provided for his annual salary rate to increase to $385,000 effective October 1, 2017; (iii) provided for a lump sum payment of $65,921 to be made in respect of fiscal year 2017; (iv) acknowledged satisfaction of Mr. Silvers’ employment agreement’s “no less favorable” clause with respect to certain benefits available in non-US locations; and (v) confirmed Mr. Silvers’ agreement that he will provide professional services to the Company, consistent with the responsibilities under his employment agreement, as reasonably determined by the Company’s Executive Chairman, Mr. Weil.

Mr. Silvers’ employment agreement does not have a set term, and his employment with the Company is non-exclusive. The agreement may be terminated without cause on three months’ written notice by either party. Upon termination by the Company without cause or by Mr. Silvers for good reason (as such terms are defined in the agreement), Mr. Silvers would be entitled to (i) a pro-rated maximum annual bonus for the year in which the termination occurred, (ii) his salary for the two-year period following the termination date (or three years if termination occurs within two years of a change in control, as defined), (iii) two times his maximum annual bonus (or three times if termination occurs within two years of a change in control) and (iv) acceleration of 100% vesting of all incentive and equity compensation to which he is entitled at the termination date (although in the case of an award under the 2016 Long-Term Incentive Plan, such award shall remain subject to the time, performance or other conditions to vesting applicable to the award).

The agreement also provided for consulting payments to be made to Matthews Lane Capital Partners LLC, of which Mr. Silvers is a principal, in the amount of $500,000 for consulting services previously provided as to which one quarter was paid at closing of the Business Combination, one-quarter was paid in the form of RSUs to Mr. Silvers and the remainder was paid on first anniversary of the closing of the Business Combination.

Under the employment agreement, Mr. Silvers will remain subject to certain covenants, including, among other things, a covenant not to enter into a competing business, for any period after termination of his employment during which he receives certain specified termination payments, as well as a covenant not to disclose certain confidential information of the Company.

Employment Agreement with Stewart F.B. Baker, Executive Vice President and Chief Financial Officer

Mr. Baker serves as our Chief Financial Officer pursuant to an employment agreement dated March 23, 2017, as amended on October 24, 2017, with Inspired Gaming (UK) Limited, our subsidiary. Mr. Baker’s base salary rate is £230,000. Each party is required to give 12 months’ notice to terminate the agreement; provided the Company may in its discretion elect to terminate with immediate effect by paying to Mr. Baker the salary contractually due to him in respect of the notice period or, if less, the notice period still outstanding. Mr. Baker is subject to a covenant not to enter into a competing business for a period of twelve months after the date of termination of his employment.

Settlement Agreement with Luke Alvarez, former Chief Executive Officer

On May 16, 2018, the Company and Mr. Alvarez entered into a settlement agreement with respect to the terms of his separation from the Company. Pursuant to the settlement agreement we agreed to pay Mr. Alvarez a total of approximately £840,000 over an 11-month period, in respect of salary, director’s fees, bonus and the value of health and similar benefits. In addition, pursuant to terms of the award of restricted stock Mr. Alvarez received upon the closing of the Business Combination, his award will remain eligible for vesting, subject to the market price performance and settlement conditions set forth in the award agreement and the equity plan, through December 2021. Mr. Alvarez remains subject to certain terms and conditions that continue beyond the date of his separation, including with respect to confidentiality.

Indemnification Agreements

The Company has entered into indemnification agreements with all of its directors and executive officers pursuant to which such individuals are indemnified by the Company to the fullest extent permitted under Delaware law.

Summary Compensation Table

The following table sets forth information concerning compensation awarded to, earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Nonequity Incentive Plan Compensation (3) ($)	All Other Compensation (6) ($)	Total ($)

A. Lorne Weil	2018	700,000	—	3,738,768	(2)	—	168,980	2,195	4,609,943
Executive Chairman	2017	538,904	—	5,100,670	(4)	—	—	19,880	5,659,454

Daniel B. Silvers	2018	385,000	—	868,995	(2)	—	92,939	58,278	1,405,212
Executive VP and Chief Strategy Officer	2017	269,452	—	826,000	(4)	—	—	599,172	1,694,624

Stewart F.B. Baker (1)	2018	310,853	—	629,528	(2)	—	54,550	67,961	1,062,892
Executive VP and Chief Financial Officer

Luke Alvarez (1)(5)	2018	480,134	—	—		—	—	1,110,977	1,591,111
(former Chief Executive Officer)	2017	621,601	2,940,720	5,214,911	(4)	—	—	8,677	8,785,909

(1)	Messrs. Baker and Alvarez were paid in British pounds, which have been converted into U.S. dollars based on average exchange rates during fiscal years 2017 and 2018, which were 1.2739 and 1.3515, respectively, except that, in the case of bonuses and other non-recurring payments, the rate for the month of payment was used.

(2)	The stock awards for 2018 consist of (a) formula awards of RSUs to Messrs. Weil, Silvers and Baker in amounts calculating by dividing their base salary rates by the closing price of the stock on the grant date ($6.10), (b) a special award of 50,000 RSUs to Mr. Baker and (c) the RSUs issued to Messrs. Weil and Silvers in connection with the cancellation of the performance-based restricted stock awarded to them in 2017. The value shown for these awards, which are subject to time-based vesting conditions, was computed in accordance with FASB ASC Topic 718 by multiplying the number of shares subject to the award by the closing price of the common stock on the grant date and, in the case of the awards issued to Messrs. Weil and Silvers in connection with the cancellation of their 2017 awards, reflect the incremental value attributable of the new awards relative to the value of the prior awards. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K.

(3)	The nonequity incentive compensation awards shown for 2018 reflect amounts awarded in respect of fiscal 2018 under the Company’s bonus program at a payout level of 24.14% of the named executive’s target bonus for the year based on the attainment of performance targets for the year. With respect to fiscal 2017, the Compensation Committee did not award any bonuses.

(4)	As described in footnote 2 above, the stock awards shown for 2017 for Messrs. Weil and Silvers were canceled as part of the restructuring of their awards in 2018. The change to their original awards was considered a modification under FASB ASC Topic 718 that increased the value of the awards by an incremental amount reflected in the value included in their 2018 stock awards. The fair value of the original 2017 awards, which had both performance and service conditions, was determined using the Monte Carlo simulation method. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K.

(5)	Mr. Alvarez ceased serving as CEO in May 2018. The salary shown for him includes amounts payable in connection with his services as a member of the board of directors of DMWSL 633 Limited, a UK subsidiary of the Company: $40,661 for fiscal 2017 and $41,465 for fiscal 2018. The bonus shown for him for 2017 was payable in connection with the closing of the Business Combination in the first quarter of fiscal year 2017.

(6)	The amounts shown under “All Other Compensation” include the following for 2018: (a) Mr. Weil, reimbursement of health insurance premiums prior to his enrollment in the group health plan of $2,195; (b) Mr. Silvers, reimbursement of health insurance premiums of $56,418 and life insurance premiums for coverage under a group policy of $1,860; (c) Mr. Baker, contributions to a defined contribution plan of $46,628, an allowance for use of a personal vehicle of $18,797, health insurance premiums of $1,164 and life insurance premiums for coverage under a group policy of $1,372; and (d) Mr. Alvarez, health insurance premiums of $4,957, life insurance premiums for coverage under a group policy of $2,088 and termination payments of $1,103,932, which included $399,716 in lieu of a bonus for 2018.

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards made to our named executive officers as of September 30, 2018, the end of our 2018 fiscal year.

Option Awards						Stock Awards (1)(2)(3)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
A. Lorne Weil						1,049,222	6,400,254
Daniel B. Silvers						213,114	1,299,995
Stewart F.B. Baker						99,103	604,528	26,402	161,052
Luke Alvarez								617,515	3,766,842

(1)	Consists of the following awards:

(i)	RSUs granted on December 21, 2017 to Messrs. Weil and Silvers in connection with the cancellation of their restricted stock awards in the amount of 926,272 and 150,000, respectively. The RSUs are scheduled to vest on December 31, 2019.

(ii)	RSUs granted on September 24, 2018 to Mr. Baker in recognition of his contributions to the Company and due to internal equity considerations in the amount of 50,000 units. The RSUs are scheduled to vest on May 1, 2020.

(iii)	RSUs granted on September 28, 2018 to Messrs. Weil, Silvers and Baker as formula awards for 2018 in the amount of 122,950, 63,114 and 49,103, respectively. The awards are subject to stockholder approval; if approval is obtained during 2019, the RSUs would vest in one-third increments on each of December 31, 2019, 2020 and 2021.

(iv)	Stock awards granted on December 29, 2016 in recognition of the closing of the Business Combination in the original amount of 39,603 RSUs to Mr. Baker and 926,272 shares of restricted stock to Mr. Alvarez as to which 13,201 units and 308,757 shares, respectively, vested in December 2017. The unvested portions of the awards are subject to performance and settlement conditions including the achievement of market price targets for the Company’s stock (i.e., $15.00 price target must be achieved for one-half of the unvested shares to vest and $17.50 for the other half). Any portion of an award that has not vested by the fifth anniversary of the Business Combination (i.e., December 23, 2021) shall be cancelled.

(2)	The values shown were calculated by multiplying the number of shares subject to the awards by the closing price of the Company’s common stock on September 30, 2018 ($6.10).

(3)	In addition to these awards, as of September 30, 2018, Mr. Silvers held 12,500 RSUs which were issued in lieu of cash amounts otherwise payable to him upon the closing of the Business Combination. Such units are scheduled to be distributed on December 23, 2019.

Director Compensation

In fiscal year 2017, upon the closing of the Business Combination, the Company adopted a compensation program for non-employee directors, which provides for payment of annual cash retainers and annual grants of RSUs in the amounts set forth below:

	Annual Cash Retainer	Annual RSU Award
Board Members	$50,000	$50,000
Lead Independent Director Additional Retainer and Equity	$5,000	$5,000
Committee Chair Additional Retainer and Equity	$5,000	$5,000

With respect to the annual awards of RSUs for fiscal years 2017 and 2018, the number of RSUs granted was determined by dividing the award value (as shown in the table) by the closing price of the Company’s stock on the grant date or $10.00, whichever was higher. As the closing price on the grant date for the 2018 award was below $10.00, the number of RSUs awarded equated to less than the annual award value shown. Awards for 2019 were not subject to this minimum price formula such that the RSUs awarded had a grant date value equal to the award value shown.

The annual awards of RSUs are granted as of the first business day of the calendar year and vest in four equal installments, one-quarter on the date of grant and the remaining three quarters on the first day of each calendar quarter (i.e., April 1, July 1 and October 1). The RSUs are not settled until a director leaves the Board.

The compensation paid during fiscal year 2018 to individuals who served as non-employee directors is shown below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
M. Alexander Hoye	50,000	48,500				98,500
Ira H. Raphaelson	60,000	58,200				118,200
Desirée G. Rogers (1)	6,250	13,899				20,149
Steven M. Saferin (1)	6,250	13,899				20,149
John M. Vandemore	55,000	53,350				108,350
Nicholas Hagen (1)	21,730	48,500				70,230
Roger Withers (1)	55,000	53,350				108,350

(1)	Ms. Rogers and Mr. Saferin joined the Board in August 2018 and Mr. Hagen left the Board in March 2018; accordingly, the amounts shown for them reflect their partial period of service. Mr. Withers retired as a director in November 2018, after the fiscal year ended.

(2)	Represents annual grants of RSUs. The grant date fair value was computed in accordance with FASB ASC Topic 718, by multiplying the number of shares subject to the award by the closing price of the common stock on the grant date. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K.

As of September 30, 2018, the aggregate stock awards, consisting of RSUs, held by our non-employee directors were as follows:

Name	Total Number of RSUs (1)
M. Alexander Hoye	7,404
Ira H. Raphaelson	11,853
Desirée G. Rogers	1,904
Steven M. Saferin	1,904
John M. Vandemore	10,865
Roger Withers	10,865

(1)	All outstanding RSUs held by the directors were vested as of fiscal year-end with the exception of the final one-quarter installment subject to the awards granted in 2018 which were scheduled to vest on the subsequent day (October 1, 2018). Mr. Withers, who retired from the Board in November 2018, received distribution of his vested RSUs which comprised his grants during 2017 and 2018.

Securities Authorized for Issuance under Equity Compensation Plans

As of September 30, 2018, we had the following equity compensation plans, under which the indicated number of securities were issuable upon the exercise of outstanding awards, and the indicated number of securities remained available for future issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	2,450,588	(1)	1,541,299

Equity compensation plans not approved by security holders (3)	534,188	(1)	2,015,812

(1)	Outstanding awards consist of shares of restricted stock or RSUs, which have no exercise price.

(2)	Equity compensation plans approved by security holders consist of the 2016 Long-Term Incentive Plan, the Second Long-Term Incentive Plan and the Employee Stock Purchase Plan, which had 1,065,857 shares, 42 shares and 475,400 shares available for awards, respectively, as of September 30, 2018.

(3)	Equity compensation plans not approved by security holders consist of the Company’s 2018 Omnibus Incentive Plan which the Board adopted subject to the approval of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known as of March 25, 2019, the Record Date, regarding the beneficial ownership of our common stock by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock; and

●	each of our directors and named executive officers (named in our summary compensation table), as well as a group total for all of our current directors and executive officers (including those not named in our summary compensation table).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power over that security, including options, warrants or RSUs that are currently exercisable or convertible or exercisable or convertible within 60 days of the date as of which information is provided.

The beneficial ownership of our common stock is based on 22,818,071 shares of common stock outstanding as of March 25, 2019.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. In addition, unless otherwise indicated, the address for each person named below is c/o Inspired Entertainment, Inc., 250 West 57th Street, Suite 2223, New York, NY 10107.

Name of Beneficial Owner	Number of Shares of Common Stock (1)		Percent of Class
Landgame S.à.r.l	6,744,447	(2)	29.56%
MIHI LLC	4,023,750	(3)	16.89%
HG Vora Special Opportunities Master Fund, Ltd.	4,150,000	(4)	17.87%
683 Capital Management, LLC	1,994,619	(5)	8.31%
Harwood Capital LLP	1,320,559	(6)	5.79%
A. Lorne Weil	4,360,923	(7)	16.33%
Michael R. Chambrello	3,277	(8)	*
M. Alexander Hoye	12,548	(9)	*
Ira H. Raphaelson	18,125	(10)	*
Desiree G. Rogers	7,048	(11)	*
Steven M. Saferin	8,337	(12)	*
John M. Vandemore	17,523	(13)	*
Daniel B. Silvers	—		—
Stewart F.B. Baker	7,996		*
Luke L. Alvarez (14)	1,081,992	(14)	4.74%
All current directors and executive officers as a group (12 persons)	4,480,029	(15)	16.74%

*	Less than 1 percent

(1)	Derivative securities such as warrants and RSUs that are exercisable or convertible into shares of common stock within 60 days of the date as of which information is provided in this table are deemed to be beneficially owned and outstanding for purposes of computing the ownership of the person holding such securities but are not deemed to be outstanding for purposes of computing the ownership of any other person. The shares that were issued pursuant to grants of restricted stock under our 2016 Long-Term Incentive Plan are included in the outstanding shares of common stock (such shares carry voting rights but remain subject to vesting requirements including based on satisfaction of stock price performance targets).

(2)	According to a Schedule 13D/A filed on March 27, 2019, Vitruvian I Luxembourg S.à.r.l, VIP I Nominees Limited and Vitruvian Partners LLP may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares held directly by Landgame S.à.r.l. The business address of Vitruvian Partners LLP is 105 Wigmore Street, London, W1U 1QY, UK.

(3)	According to a Schedule 13G filed on January 3, 2017, Macquarie Group Limited is the ultimate indirect parent of MIHI LLC and may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares held by MIHI LLC. Includes 1,000,000 shares underlying 2,000,000 warrants. The principal business address of MIHI LLC is 125 West 55th Street, New York, NY 10019.

(4)	According to a Schedule 13G/A filed on February 14, 2019, HG Vora Capital Management, LLC, as investment manager for the Fund, may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares held by the Fund. Includes 400,000 shares underlying 800,000 warrants. The business address of HG Vora Capital Management, LLC is 330 Madison Avenue, 23rd Floor, New York, NY 10017.

(5)	According to a Schedule 13G/A filed on February 14, 2018, Ari Zweiman, the Managing Member of 683 Capital Management, LLC, may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares directly held by 683 Capital Management, LLC. Includes 1,192,795 shares underlying 2,385,590 warrants. The business address for 683 Capital Management, LLC is 3 Columbus Circle, Suite 2205, New York, NY 10019.

(6)	According to a Schedule 13G filed on January 17, 2017, Harwood Capital LLP, pursuant to an investment management agreement, maintains investment and voting power with respect to the securities held by certain investment funds and managed accounts it manages and/or owns and, accordingly, may be deemed to beneficially own such shares. The holdings shown in the table include 133,027 shares issued by the Company on March 25, 2019 as an earnout payment in connection with the Company’s Business Combination. The business address of Harwood Capital LLP is 6 Stratton Street, Mayfair, London, WIJ 8LD, UK.

(7)	Includes 2,050,000 shares underlying 4,100,000 warrants held by Mr. Weil. Also includes 476,308 shares and 1,834,615 shares underlying 3,669,230 warrants held by Hydra Industries Sponsor LLC (the “Hydra Sponsor”) as to which Mr. Weil has sole voting and dispositive power and may be deemed to beneficially own such shares. Mr. Weil is the managing director of the Hydra Sponsor, whose membership interests are owned by Mr. Weil and Mr. Weil’s children or trusts for their benefit.

(8)	Reflects vested RSUs.

(9)	Reflects vested RSUs.

(10)	Reflects 100 shares and vested RSUs.

(11)	Reflects vested RSUs.

(12)	Reflects 500 shares, 275 shares underlying 550 warrants and vested RSUs.

(13)	Reflects 1,000 shares and vested RSUs.

(14)	Mr. Alvarez left the Company in May 2018. The holdings shown are based on a Schedule 13D filed on January 23, 2018 and a Form 4 filed on February 28, 2018. Includes 617,515 shares of restricted stock which are subject to vesting requirements.

(15)	Includes an aggregate of 64,983 vested RSUs held by directors, an aggregate of 3,884,615 shares underlying warrants that Mr. Weil may be deemed to beneficially own and 275 shares underlying warrants held by Mr. Saferin.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

HG Vora Special Opportunities Master Fund, Inc., a stockholder of the Company that owns approximately 16.5% of our outstanding common stock and warrants to purchase additional shares, purchased promissory notes issued by a subsidiary of the Company in the aggregate principal amount of $140 million in connection with the refinancing of our debt facilities in August 2018 (see Note 12 to the consolidated financial statements included in our Annual Report on Form 10-K). HG Vora is also a stockholder and investor in Leisure Acquisition Corp., a special purpose acquisition company affiliated with two members of our management (Messrs. Weil and Silvers). Interest expense payable to HG Vora amounted to approximately $6,143,000 through December 31, 2018.

On December 23, 2016, we entered into a Stockholders Agreement with the sponsors of our IPO and certain stockholders in connection with the closing of the Business Combination. The Stockholders Agreement provides, among other things, that following the consummation of the Business Combination the Company’s board of directors shall initially be composed of seven directors, of whom (i) three shall be designated by Landgame S.à.r.l, reduced to two at such time as Landgame and its affiliates hold less than 30% but at least 15% of the outstanding shares, and to one at such time as Landgame and its affiliates hold less than 15% but at least 5% of the outstanding shares; (ii) one shall be the Company’s Chief Executive Officer; (iii) one shall be designated by the Hydra Sponsor, until such time as the Hydra Sponsor holds less than 5% of the outstanding shares; and (iv) two shall be designated jointly by the Macquarie Sponsor and the Hydra Sponsor, until such time as the Macquarie Sponsor and the Hydra Sponsor in the aggregate hold less than 5% of the outstanding shares. In the event of any increase in the size of the board, vacancies so created shall be filled in proportion to the specified designation rights (with any number of directors ending in a fraction of 1/2 or greater being rounded up to the next whole number). The presence of a majority of the directors including at least one designated by Landgame and one designated jointly by the Macquarie Sponsor and the Hydra Sponsor shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board. Currently, the Landgame designees on the board are Messrs. Hoye and Vandemore; the Hydra Sponsor designee is Mr. Weil; and the joint Macquarie Sponsor and Hydra Sponsor designee are Messrs. Chambrello and Raphaelson. Under the Stockholders Agreement, we are obligated, subject to certain requirements, to nominate, and use all reasonable efforts to cause to be elected as directors, the individuals designated as described above.

Our principal executive offices in New York occupy space leased by Hydra Management, LLC (“HM”), an affiliate of Mr. Weil. By letter dated May 23, 2017, the Company confirmed its agreement to assume, as of December 23, 2016, the ongoing monthly costs of maintaining those offices, including the monthly lease, utilities, employee payroll administration and health insurance costs, and general office expenses (“Administrative Expenses”), either by paying such amounts directly or by reimbursing HM for amounts paid by it. Such Administrative Expenses, all of which represented out-of-pocket payments to third parties, was approximately $18,000 per month during the initial period of the agreement, plus certain variable amounts. Approximately $7,000 of the Administrative Expenses, which related to payroll administration and health insurance costs, have since been assumed directly by us as we completed the process of transitioning employees to our health insurance plans. The amount incurred for fiscal 2018 was approximately $135,000 which included our acquiring the inventory of the New York offices from HM for approximately $46,000. The remainder primarily consisted of amounts for the monthly lease of the offices.

Nicholas Weil, the son of Mr. Weil, serves as Head of Business Development, U.S. Lotteries, for our subsidiary Inspired Gaming (USA) Inc. Nicholas Weil receives an annual salary of $125,000, and is eligible to earn certain sales commissions in accordance with sales plans in effect from time to time. He received 5,122 RSUs under the Company’s equity award program for fiscal 2018.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

PROPOSALS TO BE VOTED ON:

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Director Nominees

The Board proposes the election of the following seven individuals to serve on the Company’s Board of Directors until the 2020 annual meeting of stockholders or until their respective successors are duly elected and qualified: A. Lorne Weil, Michael R. Chambrello, M. Alexander Hoye, Ira H. Raphaelson, Desiree G. Rogers, Steven M. Saferin and John M. Vandemore. Each of these individuals currently serves on the Company’s seven-member Board of Directors.

The nominees designated for election under the Stockholders Agreement by Landgame S.à.r.l are Messrs. Hoye and Vandemore; Mr. Weil is the designee of the Hydra Sponsor; and the joint designees of the Macquarie Sponsor and Hydra Sponsor are Messrs. Chambrello and Raphaelson (see “Certain Relationships and Related Transactions” for a description of the Stockholders Agreement).

Brief statements as to each nominee’s background and a statement as to why the Board considers such nominee to be qualified and recommends such nominee for election are set forth above under the heading “Directors, Executive Officers and Corporate Governance.” Each nominee has advised us that he or she is willing to be named as a director nominee and to serve as a director if elected.

Vote Required for Approval

Assuming there is a quorum, the directors will be elected by a plurality of the votes cast.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE SEVEN DIRECTOR NOMINEES TO SERVE ON THE COMPANY’S BOARD UNTIL THE 2020 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

PROPOSAL NUMBER TWO—ADOPTION OF THE INSPIRED ENTERTAINMENT, INC. 2018 OMNIBUS INCENTIVE PLAN

The Board adopted the Inspired Entertainment, Inc. 2018 Omnibus Incentive Plan (the “2018 Plan”) subject to the approval of stockholders.

Background

Prior Plans

The Company previously adopted two employee incentive plans: the 2016 Long-Term Incentive Plan and the Second Long-Term Incentive Plan (collectively, the “Prior Plans”). The 2016 Long-Term Incentive Plan was adopted for the purpose of addressing grants made in connection with the Company’s business combination in December 2016, and was approved by stockholders at such time. The Second Long-Term Incentive Plan was adopted in December 2016 and subsequently amended in December 2017, and was approved by stockholders at the Company’s 2018 annual meeting of stockholders. The purpose of the Second Long-Term Incentive Plan was primarily to assist us in attracting, retaining, motivating and rewarding certain employees, officers, directors and other service providers of the Company and its affiliates, and to promote the creation of long-term value for our stockholders by closely aligning the interests of such individuals with those of our stockholders.

As of April 16, 2019, the Prior Plans had 1,016,425 shares available for new awards and 2,489,197 shares subject to outstanding awards, consisting of 1,865,081 RSUs and 624,116 shares of restricted stock. If the Company’s stockholders approve the 2018 Plan, no new awards will be made under the Prior Plans. The outstanding awards subject to the Prior Plans would remain governed by the terms of the Prior Plans and applicable grant agreements. Any shares subject to outstanding awards under the Prior Plans that are later cancelled, forfeited or terminated without exercise, settlement or other delivery would not become available for grant again.

2018 Plan

The Committee undertook an evaluation of long-term equity grant strategies following our 2018 annual meeting of stockholders, with the assistance of its independent compensation consultant and after seeking input from management. Following the Committee’s evaluation, the Committee recommended that the Company adopt the 2018 Plan, subject to the approval of the Company’s stockholders, which is being sought at the Annual Meeting. The 2018 Plan would allow the Company to implement, over an approximately three-year utilization period, an annual award opportunity for executive officers and other eligible participants that offers a mix of service-based and performance-based awards with the goal of motivating and rewarding long-term service, achieving Company objectives and increasing the alignment of management’s interests with the interests of stockholders.

The Committee approved an initial set of awards under the 2018 Plan in September 2018, subject to stockholder approval, in amounts based on a percentage ranging from 25% to 100% of the participants’ base salaries with Messrs. Weil, Silvers and Baker each receiving awards equal to 100% of their respective base salaries. The awards have a three-year vesting schedule and are subject to forfeiture in the event a participant’s services end prior to satisfaction of the vesting conditions applicable to the award except if the termination is due to (x) death or (y) within one year of a change of control or, in limited cases, to comply with a contractual commitment. The grants made in September 2018 consisted of 534,118 service-based RSUs (1/3 to vest on each of December 31, 2019, December 31, 2020 and December 31, 2021). Unlike subsequent grants made or to be made under the 2018 Plan, which will be cancelled if stockholder approval is not obtained at the Annual Meeting, one third of the awards granted in September 2018 (the awards granted with respect to 2019) are subject to a cash settlement alternative in the event stockholders do not approve the 2018 Plan at the Annual Meeting. The Committee determined to provide such alternative, on a one-time basis, in order to maintain compensation at levels that the Committee believed were needed in order to retain talented employees.

In January 2019, the Committee approved awards that are performance-based as to 50% of the award eligibility and vesting of such component is contingent on both (x) the attainment of Company performance criteria established for 2019 and (y) the participant remaining employed for a three-year service period subject to the limited exceptions described above. The grants made in January 2019 consisted of 286,164 service-based RSUs (1/3 to vest on each of December 31, 2019, December 31, 2020 and December 31, 2021), and 286,181 performance-based target RSUs as to which the number that ultimately may vest would range from 0% to 200% based on the performance level attained and be subject to the participant’s satisfaction of an approximately three-year service period through December 31, 2021. These awards are conditioned on stockholder approval of the 2018 Plan and will be cancelled if such approval is not obtained at the Annual Meeting.

As of April 16, 2019, the Committee has approved awards under the 2018 Plan to approximately 40 participants.

Purpose

The 2018 Plan is designed to assist us in attracting and retaining key personnel and to provide a means whereby certain employees, officers, managers, directors, consultants and advisors of the Company and its affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of shares of our common stock, thereby strengthening their commitment to the welfare of the Company and its affiliates, and aligning the interests of such individuals with those of our stockholders.

Alignment of the 2018 Plan with the Interests of the Company and Stockholders

Our Board believes that using long-term incentive compensation, including equity compensation, to retain and motivate our key employees is critical to the achievement of our long-term goals. It considered the following factors, among other things, when adopting the 2018 Plan:

●	the need for shares to be available for issuance in support of the Company’s long-term employee incentive goals;

●	the desire for flexibility in determining the types and terms of incentive awards to be granted; and

●	the expectation that the 2018 Plan would serve a critical role in retaining and motivating high-caliber employees, officers, directors and others deemed essential to the Company’s success, and motivating these individuals to enhance our growth and profitability.

Key Features of the 2018 Plan

The 2018 Plan and our related governance practices and policies include many features that are designed to protect stockholder interests. A summary of these features follows. This summary does not provide a complete description of all the provisions of the 2018 Plan and is qualified in its entirety by reference to the full text of the 2018 Plan, a copy of which is attached as Exhibit A to this proxy statement.

●	Fixed Reserve of Shares. The number of shares of common stock available for grant under the 2018 Plan is fixed and will not automatically increase because of an “evergreen” feature— meaning, stockholder approval is required to increase the share reserve under the 2018 Plan, allowing our stockholders to have direct input on our equity compensation program.

●	No Discounted Stock Options or Stock Appreciation Rights. Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of common stock on the date of grant (or 110% or greater of the fair market value of the underlying shares in the case of an incentive stock option granted to a 10% stockholder of the Company).

●	Limitation on Term of Stock Options and Stock Appreciation Rights. The maximum term of a stock option or stock appreciation right under the 2018 Plan is 10 years (or five years in the case of incentive stock options granted to a 10% stockholder of the Company).

●	No Dividends or Dividend Equivalents on Unearned Awards. Generally, any cash dividends and share dividends paid on shares of restricted stock will be withheld by the Company and will be subject to vesting and forfeiture to the same degree as the shares of restricted stock to which such dividends relate. The current payment of dividends or dividend equivalent rights on unvested or unearned performance awards is subject to such restrictions as may be imposed under the applicable award agreement.

●	No Automatic Grants. The 2018 Plan does not provide for automatic grants to any participant.

●	Compensation Committee. The 2018 Plan is administered by the Compensation Committee, comprised entirely of independent directors.

●	No Tax Gross-Ups. The 2018 Plan does not provide for any tax gross-ups.

●	No “Liberal Share Recycling.” Liberal Share Recycling is prohibited — meaning that the 2018 Plan does not recycle shares that were not issued or delivered upon the net settlement or net exercise of a stock option or stock appreciation right, shares delivered to or withheld by us to pay the purchase price or withholding taxes relating to an outstanding award, or shares repurchased by us on the open market with the proceeds of a stock option exercise.

Administration

The 2018 Plan is administered by the Compensation Committee, which has the authority to designate participants, grant awards, determine the types of awards and the number of shares of common stock to be covered by awards, determine the terms and conditions of any awards, construe and interpret the 2018 Plan and related award agreements, accelerate the vesting of any outstanding awards and make other decisions and determinations for the administration of the 2018 Plan. To the extent permitted by applicable law, the Compensation Committee is generally permitted to delegate certain of its authority under the 2018 Plan to our board of directors, or to a special committee consisting of one or more members of our board of directors who may be officers of the Company. However, the Compensation Committee may not delegate its authority to a member of our board of directors who is an executive officer of the Company with regard to the participation of, or the timing, pricing or amount of an award to, an officer, director or other person subject to Section 16 of the Exchange Act.

Shares Available for Issuance under the 2018 Plan

Under the 2018 Plan, we are authorized to issue 2,550,000 shares pursuant to awards. Currently, 1,115,116 shares are subject to outstanding awards under the 2018 Plan and 1,434,881 shares remain available for grants under the 2018 Plan. The number of shares subject to outstanding and available awards reflect the inclusion of performance-based RSU awards at target level of performance; if we reflect inclusion of performance-based RSU awards at the maximum level of performance, a total of 1,401,297 shares are currently subject to outstanding awards under the 2018 Plan and 1,148,703 shares remain available for grants under the 2018 Plan.

If any award granted under the 2018 Plan expires or is canceled, forfeited, or settled in cash, the undelivered shares will again become available for awards under the 2018 Plan. Shares subject to an award will not be again available for issuance under the 2018 Plan if such shares are: delivered to or withheld by the Company to pay withholding taxes, subject to an option or stock appreciation right and were not issued upon the net settlement or exercise of such option or stock appreciation right, or delivered to the Company to pay the purchase price related to an outstanding option or stock appreciation right.

Awards and the shares of common stock authorized under the 2018 Plan, as well as any individual share limits, are subject to adjustment as described below under “Changes in Capital Structure and Similar Events.”

Limits on Awards

A director who is not an employee of ours or an affiliate may not be granted awards denominated in shares of our common stock, the aggregate date of grant fair market value of which exceeds, in any calendar year, $250,000; provided, that the foregoing limitation shall not apply to any award made pursuant to an election by a director to receive an award in lieu of all or a portion of the annual and/or committee retainers or other cash fees payable to such director.

Eligibility

Participants in the 2018 Plan will consist of such officers, other employees, non-employee directors, consultants, and advisors of the Company or its affiliates, as selected by the Compensation Committee in its sole discretion. As of the date hereof, there are approximately 650 employees, including officers, who would be eligible to participate in the 2018 Plan, if selected by the Compensation Committee. There are currently six non-employee directors who would be eligible to participate in the 2018 Plan.

Grants of Awards

Pursuant to the 2018 Plan, the Compensation Committee may grant awards of non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and stock bonus awards. No awards may be granted under the 2018 Plan following the 10th anniversary of the date the 2018 Plan was adopted by the Board.

Stock Options. The 2018 Plan allows the grant of both incentive stock options, within the meaning of Section 422 of the Code, and non-qualified stock options.

A stock option granted under the 2018 Plan provides a participant with the right to purchase, within a specified period of time, a stated number of shares of common stock at the price specified in the applicable award agreement. The exercise price applicable to a stock option will be set by the Compensation Committee at the time of grant and, except with respect to substitute awards granted in connection with a corporate transaction, will not be less than the fair market value of the underlying shares of common stock on the date of grant (or not less than 110% of the fair market value of the underlying shares in the case of an incentive stock option if the recipient is a 10% stockholder of the Company).

Stock options will vest in accordance with the terms of the applicable award agreement. The maximum term of a stock option granted under the 2018 Plan is 10 years from the date of grant (or five years in the case of an incentive stock option if the recipient is a 10% stockholder of the Company). Payment of the exercise price of a stock option may be made in a manner approved by the Compensation Committee, which may include any of the following payment methods: cash, check (subject to collection), cash equivalent and/or vested shares of common stock (valued at fair market value on the date of exercise), pursuant to a broker- assisted cashless exercise in accordance with procedures approved by the Compensation Committee, pursuant to a delivery of a notice of “net exercise” (whereby the Company withholds from the delivery of shares for which the option is exercised shares having a fair market value equal to the aggregate exercise price of the option), or in any other form of consideration approved by the Compensation Committee.

Stock Appreciation Rights. A stock appreciation right is a conditional right to receive an amount equal to the value of the appreciation in the shares of common stock over a specified period. Stock appreciation rights may be granted in connection with an option, and may be settled in shares of common stock, cash, other securities or property or a combination thereof, as determined by the Compensation Committee. The base price applicable to a stock appreciation right will be set by the Compensation Committee at the time of grant and, except with respect to substitute awards granted in connection with a corporate transaction, will not be less than the fair market value of a share of common stock on the date of grant. The maximum term of a stock appreciation right granted in connection with an option shall be the maximum term for the corresponding option, and for a stock appreciation right granted independent of an option is a period determined by the Compensation Committee, but no longer than 10 years from the date of grant.

Restricted Stock. An award of restricted stock is a grant of shares of common stock which are subject to a substantial risk of forfeiture during a restricted period established in the applicable award agreement. Except as otherwise provided in an award agreement, holders of restricted stock will generally have the right to vote the shares during the period of restriction and to receive dividends subject to vesting and forfeiture to the same degree as the shares of restricted stock to which such dividends relate.

Restricted Stock Units. A restricted stock unit is a notional unit representing the right to receive one share of common stock (or, to the extent specified in the award agreement, the cash value of one share) on a specified settlement date. Unless otherwise set forth in an award agreement, when a participant satisfies the conditions of the restricted stock unit award established by the Compensation Committee in the applicable award agreement, the award will be settled in shares of common stock, cash or property, as set forth in the applicable award agreement, no later than the 75th day of the calendar year following calendar year in which the conditions of the award are satisfied. Unless otherwise set forth in an award agreement, a participant will not be entitled to any dividends with respect to the restricted stock units prior to settlement.

Stock Bonus Awards. The 2018 Plan authorizes the Compensation Committee to grant other awards that may be denominated in, payable in, valued in, or otherwise related to shares of the Company’s common stock. Any such award shall be subject to such conditions not inconsistent with the 2018 Plan as are set forth in the award agreement.

Changes in Capital Structure and Similar Events

In the event of any dividend or other distribution (whether in the form of cash, common stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of common stock or other securities, issuance of warrants or other rights to acquire shares of common stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a change in control (as defined in the 2018 Plan)) that affects our common stock, or (b) unusual or nonrecurring events (including, without limitation, a change in control) affecting the Company, any affiliate, or our financial statements or the financial statements of any affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that, in its sole discretion, are equitable and consistent with the requirements of applicable law.

Change in Control

Except to the extent provided in an award agreement or otherwise by the Committee in accordance with its authority under the 2018 Plan, in the event of a participant’s termination of employment or service without cause by the Company or an affiliate within the twelve (12) month period immediately following a change in control (such that the participant’s awards would otherwise be cancelled),, the following shall apply:

●	any unvested options and stock appreciation rights held by the participant shall become vested and exercisable on the effective date of such termination; and

●	the restricted period applicable to any unvested restricted stock, restricted stock units or other awards held by the participant shall expire (including without limitation any applicable performance conditions) and such awards shall be deemed vested on the effective date of such termination.

The Committee shall also have discretion, in the event of a change in control, and subject to the terms of any applicable award agreement and compliance with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, to accelerate the vesting, payment or right to exercise of any award effective immediately upon the occurrence of the change in control and cause the restrictions and forfeiture conditions applicable to any award to lapse and deem such awards fully vested and any performance conditions imposed with respect to awards to be fully achieved.

Non-Transferability of Awards

Except as otherwise permitted by the Compensation Committee, awards are non-transferable other than by will or the laws of descent and distribution and restricted stock is generally non-transferable.

Termination and Amendment

The Board may amend, alter, suspend, discontinue or terminate the 2018 Plan at any time, except that no amendment may, without stockholder approval, (a) change the eligibility requirements under the 2018 Plan or (b) violate the stockholder approval requirements of the national securities exchange on which the shares of common stock are principally listed. The Compensation Committee may amend the terms of any award granted under the 2018 Plan, provided that any such amendment that would materially and adversely affect the rights of any participant shall not be effective without the consent of the affected participant.

Material U.S. Federal Income Tax Consequences

The following is a brief discussion of the U.S. federal income tax consequences for awards granted under the 2018 Plan. The 2018 Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances, and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2018 Plan are encouraged to consult with their own tax advisors.

Non-Qualified Stock Options and Stock Appreciation Rights. With respect to non-qualified stock options and stock appreciation rights, (i) no income is recognized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is recognized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the Company is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short- term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to the Company as a result of such sale.

Incentive Stock Options. No income is recognized by a participant upon the grant or exercise of an incentive stock option. However, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no sale or taxable disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company for federal income tax purposes.

If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either of the holding periods described above, generally (i) the participant will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the Company will generally be entitled to deduct such amount for federal income tax purposes. Any gain (or loss) recognized by the participant upon a subsequent sale or taxable exchange of the shares will be taxed as short-term or long-term capital gain (or loss), depending on the applicable holding period, and no deduction will be allowed by the Company.

Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

Restricted Stock. Unless a participant makes a valid Section 83(b) election as described below, such participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the common stock will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A participant may elect to recognize ordinary income at the time that a restricted stock award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to certain restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.

Restricted Stock Units. If a participant is granted an award of restricted stock units, he or she will not be required to recognize any taxable income at the time of grant or at the time that the award vests. Upon distribution of shares or cash in respect of a restricted stock units, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized thereby. The subsequent disposition of shares acquired pursuant to an award of restricted stock units will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the common shares subject to the award is transferred to the participant over the amount the participant paid for such shares, if any. The company will be able to deduct, at the same time as it is recognized by the participant, the amount of taxable compensation to the participant for Federal income tax purposes.

Withholding. At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal and applicable state and local income tax and applicable tax withholding requirements with respect to an employee participant.

New Plan Benefits

The following table summarizes the aggregate grants approved by the Compensation Committee under the 2018 Plan, subject to approval by the Company’s stockholders, to each of the named executive officers, all current executive officers as a group, all current directors who are not executive officers as a group, and all other participants as a group, as of April 16, 2019. Such awards consist solely of grants of RSUs.

Name and Position	2018 Award Time-Based RSUs	2019 Award Time-Based RSUs	2019 Award Target RSUs[1]	Total
A. Lorne Weil Executive Chairman	122,950	57,692	57,692	238,334

Daniel B. Silvers Executive Vice President & Chief Strategy Officer	63,114	29,615	29,615	122,344

Stewart F.B. Baker Executive Vice President & Chief Financial Officer	49,103	23,276	23,276	95,655

Luke Alvarez Former CEO	0	0	0	0

Executive Group	318,524	165,323	165,324	649,171

Non-Executive Director Group	0	0	0	0

Non-Executive Officer Employee Group	224,246	120,842	120,857	465,945

(1)	Reflects performance-based target RSUs as to which the number that ultimately may vest would range from 0% to 200% based on the performance level attained and be subject to the participant’s satisfaction of an approximately three-year service period through December 31, 2021.

In general, the size of each award reflected in the table was calculated based on a percentage of the participant’s base compensation for the fiscal year covered by the award, with the Company’s principal executive officers receiving awards having an aggregate grant date value equal to approximately 100% of their base compensation, and other personnel receiving awards ranging from 25% to 50% of their base compensation. Because future awards under the 2018 Plan are in the discretion of the Compensation Committee and will also depend on the fair market value of the shares at various future dates, it is not possible to determine additional benefits that may be received if the 2018 Plan is approved by the stockholders. In addition, please see “Director Compensation” section above for a description of the equity grant program for our non-employee directors; the number of RSUs that may be awarded as formula grants under such program would be based on the closing price of our stock on the grant date.

Vote Required for Approval

Assuming there is a quorum, this proposal will be approved if the majority of the votes cast in respect of such proposal by the stockholders present in person or represented by proxy are “for” votes.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE INSPIRED ENTERTAINMENT, INC. OMNIBUS INCENTIVE PLAN.

PROPOSAL NUMBER THREE—RATIFICATION OF INDEPENDENT AUDITOR

Our Audit Committee charter provides that the Audit Committee is responsible for appointing the Company’s independent auditor. The Audit Committee has appointed Marcum LLP to serve as the Company’s independent auditor for our fiscal year ending December 31, 2019 and recommends that the Company’s stockholders ratify the appointment.

We expect representatives of Marcum LLP to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider the selection of Marcum LLP, but may determine that continued retention is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines a change would be in our Company’s and our stockholders’ best interests.

Fees Paid to Independent Registered Public Accounting Firm

Marcum LLP audited our financial statements for the fiscal years ended September 30, 2018 and September 30, 2017. The aggregate fees billed to us for services provided by Marcum LLP during the years ended September 30, 2018 and September 30, 2017 are as follows:

	September 30, 2018	September 30, 2017
Audit fees (1)	$517,750	$477,589
Audit-related fees (2)	—	72,211
Tax fees (3)	—	—
Total	$517,750	$549,800

(1)	Audit fees include (i) fees associated with the audits of our consolidated financial statements; (ii) reviews of our interim quarterly consolidated financial statements and (iii) comfort letters, consents and other items related to Securities and Exchange Commission matters.

(2)	Audit-related fees include fees incurred for services in connection with the Business Combination.

(3)	No tax-related fees or other fees were paid.

Pre-Approval Policy

Our Audit Committee has pre-approved all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof.

Vote Required for Approval

Assuming there is a quorum, this proposal will be approved if the majority of the votes cast in respect of such proposal by the stockholders present in person or represented by proxy are “for” votes.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card to vote the shares represented by them on such matters according to their best judgment.

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2020 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 19, 2019. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to Inspired Entertainment, Inc., 250 West 57th Street, Suite 2223, New York, New York 10107, Attention: Company Secretary.

Our bylaws also provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. In addition to other applicable requirements, stockholders wishing to nominate a candidate for director or to propose other business at the 2020 annual meeting of stockholders must ensure written notice is received by our Secretary at Inspired Entertainment, Inc., 250 West 57th Street, Suite 2223, New York, New York 10107, not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders (between January 15, 2020 and February 14, 2020). However, if the date of the 2020 annual meeting of stockholders is advanced more than 45 days prior to, or delayed by more than 45 days after, the anniversary of the preceding year’s annual meeting of stockholders, then, to be timely, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting of stockholders or later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described in this section. The notice must include all of the information required by the Company’s Bylaws.

To be in proper written form, a stockholder’s notice to the Company Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (a) a brief description of the matter desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend our bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (b) the name and address of the stockholder of record and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (d) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (e) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (f) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The foregoing notice requirements shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

To be in proper written form, a stockholder’s notice to the Company Secretary to nominate directors must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

In addition to the requirements described above, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the foregoing matters. We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

Householding Information

Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. If you prefer to receive multiple sets of our proxy materials at the same address this year or in future years; or, if you share an address with another stockholder and would like to receive only a single set of our proxy materials, please request a change in your delivery preferences as follows:

●	If you are a record holder, you should contact us at our offices at Inspired Entertainment, Inc., 250 West 57th Street, Suite 2223, New York, New York 10107, Attn: Company Secretary; or

●	If you are beneficial owner, you should contact the bank, broker or other nominee that holds the shares.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be accessed over the Internet free of charge at the SEC’s website at www.sec.gov or at our website at www.inseinc.com. Our website also contains our Code of Ethics and our Board committee charters.

If you have questions about the Proxy Statement or require assistance voting your shares, please contact us by telephone or in writing:

Corporate Secretary

Inspired Entertainment, Inc.

250 West 57th Street, Suite 2223

New York, New York 10107

Tel: (646) 565-3861

EXHIBIT A

INSPIRED ENTERTAINMENT, INC.

2018 OMNIBUS INCENTIVE PLAN

1.             Purpose. The purpose of the Inspired Entertainment, Inc. 2018 Omnibus Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, managers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.             Definitions. The following definitions shall be applicable throughout this Plan:

(a)          “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest as determined by the Committee in its discretion. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)          “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Stock Bonus Award granted under this Plan.

(c)          “Award Agreement” means an agreement made and delivered in accordance with Section 14(a) of this Plan evidencing the grant of an Award hereunder.

(d)          “Board” means the Board of Directors of the Company.

(e)         “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by federal law or executive order to be closed.

(f)          “Cause” shall have the meaning set forth in the applicable Award Agreement or Participant Agreement, provided that if the applicable Award Agreement or Participant Agreement does not contain such a definition, “Cause” shall mean, (1) the Participant’s plea of nolo contendere to, conviction of or indictment for, any crime (whether or not involving the Company or its Affiliates) (i) constituting a felony or (ii) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company or an Affiliate, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or its Affiliates, (2) conduct of the Participant, in connection with his or her employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or its Affiliates, (3) any material violation of the Award Agreement, the Participant Agreement, or any policies of the Company or an Affiliate, including, but not limited to, the Inspired Entertainment, Inc. Code of Ethics, those policies relating to sexual harassment or the disclosure or misuse of confidential information, or those policies set forth in the manuals or statements of policy of the Company or Affiliate; (4) the Participant’s act(s) of gross negligence or willful misconduct in the course of his or her employment or service with the Company or Affiliate; (5) misappropriation by the Participant of any assets or business opportunities of the Company or its Affiliates; (6) embezzlement or fraud committed by the Participant, at the Participant’s direction, or with the Participant’s prior actual knowledge; or (7) willful neglect in the performance of the Participant’s duties for the Company or Affiliate or willful or repeated failure or refusal to perform such duties. If, subsequent to the termination of a Participant for any reason other than by the Company or Affiliate for Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, such Participant’s employment or service shall, at the discretion of the Committee, be deemed to have been terminated by the Company or Affiliate for Cause for all purposes under the Plan, and the Participant shall be required to repay to the Company all amounts received by him or her in respect of any Award following such termination that would have been forfeited under the Plan had such termination been by the Company or Affiliate for Cause.

(g)          “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i)         A change in ownership or control of the Company affected through a transaction or series of transactions (other than an offering of Common Shares to the general public through a registration statement filed with the Securities and Exchange Commission or similar non-U.S. regulatory agency or pursuant to a Non-Control Transaction) whereby any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than the Company or any of its Affiliates, an employee benefit plan sponsored or maintained by the Company or any of its Affiliates (or its related trust), or any underwriter temporarily holding securities pursuant to an offering of such securities, directly or indirectly acquire “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities eligible to vote in the election of the Board (the “Company Voting Securities”);

(ii)        The date, within any consecutive twenty-four (24) month period commencing on or after the Effective Date, upon which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to the Effective Date whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then constituting the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (including, but not limited to, a consent solicitation) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)       The consummation of a merger, consolidation, share exchange, or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders (whether for such transaction, the issuance of securities in the transaction or otherwise) (a “Reorganization”), unless immediately following such Reorganization (1) more than fifty percent (50%) of the total voting power of (A) the corporation resulting from such Reorganization (the “Surviving Company”) or (B) if applicable, the ultimate parent corporation that has, directly or indirectly, beneficial ownership of one hundred percent (100%) of the voting securities of the Surviving Company (the “Parent Company”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among holders thereof immediately prior to such Reorganization, (2) no person, other than an employee benefit plan sponsored or maintained by the Surviving Company or the Parent Company (or its related trust), is or becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company, or if there is no Parent Company, the Surviving Company, and (3) at least a majority of the members of the board of directors of the Parent Company, or if there is no Parent Company, the Surviving Company, following the consummation of such Reorganization are members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Reorganization (any Reorganization which satisfies all of the criteria specified in clauses (1), (2), and (3) above shall be a “Non-Control Transaction”); or

(iv)       The sale or disposition, in one transaction or a series of related transactions, of all or substantially all of the assets of the Company to any “person” (as defined in Section 3(a)(9) of the Exchange Act) or to any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Company’s Affiliates.

Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of fifty percent (50%) or more of the Company Voting Securities as a result of an acquisition of Company Voting Securities by the Company that reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increase the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then be deemed to occur, and (y) with respect to the payment of any amount that constitutes a deferral of compensation subject to Section 409A of the Code payable upon a Change in Control, a Change in Control shall not be deemed to have occurred, unless the Change in Control constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company under Section 409A(a)(2)(A)(v) of the Code.

(h)         “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. References in this Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(i)           “Committee” means a committee of at least two people as the Board may appoint to administer this Plan or, if no such committee has been appointed by the Board, the Board. Unless altered by an action of the Board, the Committee shall be the Compensation Committee of the Board.

(j)           “Common Shares” means the common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common shares may be converted or into which they may be exchanged).

(k)          “Company” means Inspired Entertainment, Inc., and its successors and assigns.

(l)           “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m)         “Disability” means a “permanent and total” disability incurred by a Participant while in the employ of the Company or an Affiliate. For this purpose, a permanent and total disability shall mean that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

(n)         “Effective Date” means September 28, 2018, which is the date as of which this Plan was adopted by the Board, subject to Section 3 of this Plan.

(o)         “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(p)         “Eligible Person” means any (i) individual employed by the Company or an Affiliate; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) director of the Company or an Affiliate; or (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act.

(q)         “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any reference in this Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r)          “Exercise Price” has the meaning given such term in Section 7(b) of this Plan.

(s)          “Fair Market Value” means, as of any date when Common Shares are listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Common Shares are listed and traded on the Date of Grant or, if the closing price is not reported on such date, the closing price reported on the most recent date prior to the Date of Grant. If Common shares are not listed on a national securities exchange, Fair Market Value will be determined by such other method as the Committee determines in good faith to be reasonable and in compliance with Code Section 409A.

(t)          “Immediate Family Members” shall have the meaning set forth in Section 14(b) of this Plan.

(u)          “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in this Plan.

(v)         “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of this Plan.

(w)         “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(x)          “Option” means an Award granted under Section 7 of this Plan.

(y)         “Option Period” has the meaning given such term in Section 7(c) of this Plan.

(z)           “Participant” means an Eligible Person who has been selected by the Committee to participate in this Plan and to receive an Award pursuant to Section 6 of this Plan.

(aa)        “Participant Agreement” means an employment or other services agreement between a Participant and the Company or an Affiliate that describes the terms and conditions of such Participant’s employment or service with the Company or an Affiliate and is in effect as of the date the Committee approves the grant of the applicable Award to the Participant.

(bb)       “Performance Criteria” means any of the following factors: (i) revenue; (ii) sales; (iii) profit (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures); (iv) earnings (EBIT, EBITDA, earnings per share, or other corporate earnings measures); (v) net income (before or after taxes, operating income or other income measures); (vi) cash (cash flow, cash generation or other cash measures); (vii) stock price or performance; (viii) total stockholder return (stock price appreciation plus reinvested dividends divided by beginning share price); (ix) economic value added; (x) return measures (including, but not limited to, return on assets, capital, equity, investments or sales, and cash flow return on assets, capital, equity, or sales); (xi) market share; (xii) improvements in capital structure; (xiii) expenses (expense management, expense ratio, expense efficiency ratios or other expense measures); (xiv) business expansion or consolidation (acquisitions and divestitures); (xv) internal rate of return or increase in net present value; (xvi) working capital targets relating to inventory and/or accounts receivable; (xvii) inventory management; (xviii) service or product delivery or quality; (xix) customer satisfaction; (xx) employee retention; (xxi) safety standards; (xxii) productivity measures; (xxiii) cost reduction measures; and/or (xxiv) strategic plan development and implementation.

(cc)        “Permitted Transferee” shall have the meaning set forth in Section 15(b) of this Plan.

(dd)       “Person” has the meaning given such term in the definition of “Change in Control.”

(ee)       “Plan” means this Inspired Entertainment, Inc. 2018 Omnibus Incentive Plan, as amended from time to time.

(ff)         “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(gg)       “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(hh)       “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of this Plan.

(ii)          “SAR Period” has the meaning given such term in Section 8(c) of this Plan.

(jj)         “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in this Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other official interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(kk)        “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of this Plan which meets all of the requirements of Section 1.409A-1(b)(5)(i)(B) of the Treasury Regulations.

(ll)         “Stock Bonus Award” means an Award granted under Section 10 of this Plan.

(mm)      “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

(nn)       “Subsidiary” means, with respect to any specified Person:

(i)         any corporation, association or other business entity of which more than 50% of the total voting power of shares of outstanding Company Voting Securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii)        any partnership or limited liability company (or any comparable foreign entity) (a) the sole general partner or managing member (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (b) the only general partners or managing members (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(oo)       “Substitute Award” has the meaning given such term in Section 5(e).

(pp)       “Treasury Regulations” means any regulations, whether proposed, temporary or final, promulgated by the U.S. Department of Treasury under the Code, and any successor provisions.

3.             Effective Date; Duration. The Plan shall be effective as of the Effective Date, subject to approval by the stockholders of the Company, which approval shall be within twelve (12) months after the date this Plan is adopted by the Board. The expiration date of this Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of this Plan shall continue to apply to such Awards.

4.             Administration.

(a)          The Committee shall administer this Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under this Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under this Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under this Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b)         Subject to the provisions of this Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by this Plan and its charter, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including, without limitation, vesting terms and conditions for any Award hereunder which may include the achievement of any Performance Criteria selected by the Committee; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be made; (vii) interpret, administer, reconcile any inconsistency in, settle any controversy regarding, correct any defect in and/or complete any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of this Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) reprice existing Awards or to grant Awards in connection with or in consideration of the cancellation of an outstanding Award with a higher price; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of this Plan.

(c)          The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, the authority, within specified parameters as to the number and types of Awards, to (i) designate officers and/or employees of the Company or any of its Affiliates to be recipients of Awards under this Plan, and (ii) to determine the number of such Awards to be received by any such Participants; provided, however, that such delegation of duties and responsibilities may not be made with respect to grants of Awards to persons subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated as acts of the Committee, and such delegates shall report regularly to the Board and the Committee regarding the delegated duties and responsibilities and any Awards granted.

(d)         Unless otherwise expressly provided in this Plan, all designations, determinations, interpretations, and other decisions under or with respect to this Plan or any Award or any documents evidencing Awards granted pursuant to this Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)          No member of the Board, the Committee, delegate of the Committee or any employee, advisor or agent of the Company or the Board or the Committee (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to this Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from (and the Company shall pay or reimburse on demand for) any loss, cost, liability, or expense (including court costs and attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under this Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such Indemnifiable Person may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)          Notwithstanding anything to the contrary contained in this Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer this Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under this Plan.

5.            Grant of Awards; Shares Subject to this Plan; Limitations.

(a)          The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and/or Stock Bonus Awards to one or more Eligible Persons. Subject to Section 12 of this Plan, the Committee is authorized to deliver under this Plan an aggregate of 2,550,000 Common Shares. Notwithstanding the foregoing, a director of the Company or an Affiliate who is not an employee of the Company or an Affiliate may not be granted Awards denominated in Common Shares, the aggregate Date of Grant Fair Market Value of which exceeds, in any calendar year, $250,000; provided, that the foregoing limitation shall not apply to any Award made pursuant to an election by a director to receive an Award in lieu of all or a portion of the annual and/or committee retainers and annual meeting fee payable to such director.

(b)         Common Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash shall be available again for Awards under this Plan at the same ratio at which they were previously granted. Notwithstanding the foregoing, the following Common Shares shall not be available again for Awards under the Plan: (i) shares tendered or held back upon the exercise of an Option or settlement of an Award to cover the Exercise Price of an Award; (ii) shares that are used or withheld to satisfy tax withholding obligations of the Participant; and (iii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the SAR upon exercise thereof.

(c)          Awards that do not entitle the holder thereof to receive or purchase Common Shares shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

(d)         Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or any combination of the foregoing.

(e)          Subject to compliance with Section 1.409A-3(f) of the Treasury Regulations, Awards may, in the sole discretion of the Committee, be granted under this Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan; provided, however that Common Shares issued under Substitute Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.

6.             Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in this Plan.

7.            Options.

(a)          Generally. Each Option granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. All Options granted under this Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Notwithstanding any designation of an Option, to the extent that the aggregate Fair Market Value of Common Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company or any Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonqualified Stock Options. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless this Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under this Plan.

(b)         Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

(c)         Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and as set forth in the applicable Award Agreement, and shall expire after such period, not to exceed ten (10) years from the Date of Grant, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; and, provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i)         an Option shall vest and become exercisable with respect to one-third of the Common Shares subject to such Option on each of the first three anniversaries of the Date of Grant; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a stock option previously granted by an entity that is acquired by or merged with the Company or an Affiliate;

(ii)        the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for:

(A)       one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the Option Period; and

(B)        90 calendar days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period; and

(iii)       both the unvested and the vested portion of an Option shall immediately expire upon the termination of the Participant’s employment or service by the Company for Cause.

Notwithstanding the foregoing provisions of Section 7(c) and consistent with the requirements of applicable law, the Committee, in its sole discretion, may extend the post-termination of employment period during which a Participant may exercise vested Options.

(d)         Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to the exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any applicable federal, state, local and/or foreign income and employment taxes withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award Agreement accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check (subject to collection), cash equivalent and/or vested Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided, however, that such Common Shares are not subject to any pledge or other security interest; and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value (as determined by the Committee in its discretion) on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash.

(e)          Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under this Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the transfer of such Common Shares to the Participant pursuant to his exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f)          Compliance with Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.             Stock Appreciation Rights.

(a)          Generally. Each SAR granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Any Option granted under this Plan may include tandem SARs (i.e., SARs granted in conjunction with an Award of Options under this Plan). The Committee also may award SARs to Eligible Persons independent of any Option.

(b)         Exercise Price. The Exercise Price per Common Share for each Option granted in connection with a SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the SAR is granted in substitution for an appreciation right previously granted by an entity that is acquired by or merged with the Company or an Affiliate.

(c)         Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award Agreement:

(i)         a SAR shall vest and become exercisable with respect to one-third of the Common Shares subject to such SAR on each of the first three anniversaries of the Date of Grant;

(ii)        the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for:

(A)       one year following termination of employment or service by reason of such Participant’s death or Disability (with the determination of Disability to be made by the Committee on a case by case basis), but not later than the expiration of the SAR Period; and

(B)        90 calendar days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period; and

(iii)       both the unvested and the vested portion of a SAR shall expire immediately upon the termination of the Participant’s employment or service by the Company for Cause.

(d)         Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e)          Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of Common Shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes withheld. The Company shall pay such amount in cash, in Common Shares valued at Fair Market Value, or any combination thereof, as determined by the Committee. Any fractional Common Share shall be settled in cash.

9.             Restricted Stock and Restricted Stock Units.

(a)          Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, for example, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of an Award or thereafter. Except as otherwise provided in an Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Restricted Stock Units until such time as Common Shares are paid in settlement of such Awards.

(b)          Restricted Accounts; Escrow or Similar Arrangement. Unless otherwise determined by the Committee, upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void ab initio. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)         Vesting; Acceleration of Lapse of Restrictions. Unless otherwise provided by the Committee in an Award Agreement: (i) the Restricted Period shall lapse with respect to one-third of the Restricted Stock and Restricted Stock Units on each of the first three anniversaries of the Date of Grant; and (ii) the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon the termination of employment or service of the Participant granted the applicable Award.

(d)         Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)         Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such shares of Restricted Stock and, if such shares of Restricted Stock are forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).

(ii)        Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units and no later than the 75th day of the calendar year following the calendar year in which such expiration occurs, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion and subject to the requirements of Section 409A of the Code, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the 75th day of the calendar year following the calendar year in which the expiration of the Restricted Period occurs if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any applicable federal, state, local and non-U.S. income and employment taxes withheld. Notwithstanding anything contained herein to the contrary, the Committee in an Award Agreement may, in a manner consistent with the applicable requirements of Section 409A of the Code, enable a Participant to elect to defer the date on which settlement of the Restricted Stock Units shall occur.

10.           Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under this Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under this Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with this Plan as may be reflected in the applicable Award Agreement.

11.           Changes in Capital Structure and Similar Events. In the event of (a) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate in order to prevent dilution or enlargement of rights, then the Committee shall make any such adjustments that are equitable, including without limitation any or all of the following:

(i)         adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under this Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of this Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures;

(ii)        subject to the requirements of Section 409A of the Code, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)       subject to the requirements of Section 409A of the Code, canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the FASB Statement of Financial Accounting Standards No. 123 (revised 2004) or ASC Topic 718, or any successor thereto), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 11 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 11 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

12.          Change in Control Provisions. Except to the extent provided in an Award Agreement or otherwise by the Committee in accordance with its authority under Section 4, in the event of a Participant’s termination of employment or service without Cause by the Company or an Affiliate within the twelve (12) month period immediately following a Change in Control (such that the Participant’s Awards would otherwise be cancelled (e.g., not be retained in accordance with Section 14(g)), notwithstanding any provision of this Plan to the contrary, with respect to all or any portion of the Participant’s particular outstanding Award or Awards, the following shall apply:

(a)          any unvested Options and SARs held by the Participant shall become vested and exercisable on the effective date of such termination; and

(b)         the Restricted Period applicable to any unvested Restricted Stock, Restricted Stock Units or other Awards held by the Participant shall expire (including without limitation any applicable performance conditions) and such Awards shall be deemed vested on the effective date of such termination.

The Committee shall also have discretion, in the event of a Change in Control, and subject to the terms of any applicable Award Agreement and compliance with the requirements of Section 409A of the Code, to accelerate the vesting, payment or right to exercise of any Award effective immediately upon the occurrence of the Change in Control and cause the restrictions and forfeiture conditions applicable to any Award to lapse and deem such Awards fully vested and any performance conditions imposed with respect to Awards to be fully achieved.

13.           Amendments and Termination.

(a)         Amendment and Termination of this Plan. The Board may amend, alter, suspend, discontinue, or terminate this Plan or any portion thereof at any time; provided, that (i) no amendment to the definition of Eligible Person in Section 2(p), Section 5(b), or Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to this Plan (including, without limitation, as necessary to comply with any rules or requirements of any national securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); and, provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the prior written consent of the affected Participant, holder or beneficiary.

(b)         Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.

14.          General.

(a)         Award Agreements. Each Award under this Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The Company’s failure to specify any term of any Award in any particular Award Agreement shall not invalidate such term, provided such terms was duly adopted by the Board or the Committee.

(b)         Nontransferability; Trading Restrictions.

(i)         Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)        Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, with or without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of this Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of this Plan.

(iii)       The terms of any Award transferred in accordance with subparagraph (ii) above shall apply to the Permitted Transferee and any reference in this Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under this Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of this Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in this Plan and the applicable Award Agreement.

(iv)       The Committee shall have the right, either on an Award-by-Award basis or as a matter of policy for all Awards or one or more classes of Awards, to condition the delivery of vested Common Shares received in connection with such Award on the Participant’s agreement to such restrictions as the Committee may determine.

(c)          Tax Withholding.

(i)         A Participant shall be required to pay to the Company or any Affiliate, or the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under this Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. In addition, the Committee, in its discretion, may make arrangements mutually agreeable with a Participant who is not an employee of the Company or an Affiliate to facilitate the payment of applicable income and self-employment taxes.

(ii)        Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the maximum individual statutory rate for the applicable tax jurisdiction).

(d)         No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under this Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under this Plan, unless otherwise expressly provided in this Plan or any Award Agreement. By accepting an Award under this Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under this Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)         International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of this Plan or outstanding Awards (or establish a sub-plan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for such Participants, the Company or its Affiliates.

(f)          Designation and Change of Beneficiary. Unless otherwise provided by the Committee in an Award Agreement, each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under this Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation filed with the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his spouse or, if the Participant is unmarried at the time of death, his estate. Upon the occurrence of a Participant’s divorce (as evidenced by a final order or decree of divorce), any spousal designation previously given by such Participant shall automatically terminate.

(g)         Termination of Employment/Service. Unless determined otherwise by the Committee at any point including following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) nor ceasing to serve in any office or capacity for the Company or its Affiliates while continuing to serve in one or more other offices or capacities for the Company or its Affiliates shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate for purposes of this Plan unless the Committee, in its discretion, determines otherwise.

(h)         No Rights as a Stockholder. Except as otherwise specifically provided in this Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i)          Government and Other Regulations.

(i)         The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under this Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under this Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of this Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in this Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under this Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii)        The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, unless doing so would violate Section 409A of the Code, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof. The Committee shall have the discretion to consider and take action to mitigate the tax consequence to the Participant in cancelling an Award in accordance with this clause.

(j)          Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)          Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)          No Trust or Fund Created. Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of this Plan or any Award shall require the Company, for the purpose of satisfying any obligations under this Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under this Plan other than as general unsecured creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)        Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and/or its Affiliates and/or any other information furnished in connection with this Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)         Relationship to Other Benefits. No payment under this Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)         Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions.

(p)         Severability. If any provision of this Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws in the manner that most closely reflects the original intent of the Award or the Plan, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of this Plan and any such Award shall remain in full force and effect.

(q)         Obligations Binding on Successors. The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)          Expenses; Gender; Titles and Headings. The expenses of administering this Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings shall control.

(s)         Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(t)         Section 409A. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code. The Plan and all Awards granted under this Plan shall be administered, interpreted, and construed in a manner consistent with Section 409A of the Code to the extent necessary to avoid the imposition of additional taxes under Section 409A(a)(1)(B) of the Code. Notwithstanding anything in this Plan to the contrary, in no event shall the Committee exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Section 409A of the Code unless, and solely to the extent that, such accelerated payment or settlement is permissible under Section 1.409A-3(j)(4) of the Treasury Regulations. If a Participant is a “specified employee” (within the meaning of Section 1.409A-1(i) of the Treasury Regulations) at any time during the twelve (12)-month period ending on the date of his termination of employment, and any Award hereunder subject to the requirements of Section 409A of the Code is to be satisfied on account of the Participant’s termination of employment, satisfaction of such Award shall be suspended until the date that is six (6) months after the date of such termination of employment. In no event shall the Company or any of its Affiliates be liable for any taxes, penalties, interest, or other expenses that may be incurred by a Participant under Section 409A of the Code.

(u)         Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under this Plan.

FORM OF PROXY CARD (WHITE)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week

INSPIRED ENTERTAINMENT, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 13, 2019.

INTERNET
www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

INSPIRED ENTERTAINMENT, INC.

Please mark your votes like this ☒

The Board of Directors Unanimously Recommends a Vote "FOR ALL" the Seven Director Nominees.

(1) A. Lorne Weil
(2) Michael R. Chambrello
(3) M. Alexander Hoye
(4) Ira H. Raphaelson
(5) Desirée G. Rogers
(6) Steven M. Saferin
(7) John M. Vandemore

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark For All Except, and write the number(s) of the withheld nominee(s) on the line below.

____

The Board of Directors Unanimously Recommends a Vote "FOR" Proposal 2.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors Unanimously Recommends a Vote "FOR" Proposal 3.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

☐

Signature____________________ **Signature, if held jointly**____________________ **Date**__________**, 2019**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held Tuesday, May 14, 2019:

The 2019 Proxy Statement and 2018 Annual Report are available at: www.inseinc.com

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INSPIRED ENTERTAINMENT, INC.

The undersigned hereby appoints each of A. Lorne Weil and George Peng, acting singly, each with the power of substitution and revocation, to attend and to represent the undersigned at the Annual Meeting of Stockholders of Inspired Entertainment, Inc., a Delaware corporation (the "Company"), to be held on Tuesday, May 14, 2019 at 8:00 A.M. Eastern Time, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, New York, NY 10105, and at any adjournment or postponement thereof, and to vote the number of shares of common stock of the Company the undersigned would be entitled to vote if personally present at the meeting, in accordance with the instructions set forth on this proxy.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN AND IN FAVOR OF PROPOSALS 2 AND 3.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD AS PROMPTLY AS POSSIBLE.

(Continued and to be marked, dated and signed, on the other side)